                                                                   EXHIBIT 10.26



                            ASSET PURCHASE AGREEMENT



                                      *****



                           PROVINCE HEALTHCARE COMPANY
                             A DELAWARE CORPORATION

                                    AS BUYER
                                    --------


                                       AND



                               THE COUNTY OF ELKO
                 A POLITICAL SUBDIVISION OF THE STATE OF NEVADA

                                    AS SELLER
                                    ---------



                               DATED: JUNE 8, 1998

                                TABLE OF CONTENTS



1.       Transfer of Assets.......................................................................................1
         1.1      Transferred Assets..............................................................................1
         1.2      Retained Assets.................................................................................3

2.       Purchase Price...........................................................................................4
         2.1      Amount..........................................................................................4
         2.2      Payment of Purchase Price.......................................................................4

3.       Assumption of Obligations................................................................................5
         3.1      Obligations Assumed.............................................................................5
         3.2      Obligations Not Assumed.........................................................................7
         3.3      Mutual Indemnity................................................................................7

4.       "As is," "where is"; No Knowledge of Defects.............................................................7

5.       Representations and Warranties of Seller.................................................................8
         5.1      Organization of Seller..........................................................................8
         5.2      Authority.......................................................................................8
         5.3      Financial Statements............................................................................8
         5.4      Third Party Rights..............................................................................9
         5.5      Governmental Consents...........................................................................9
         5.6      Litigation......................................................................................9
         5.7      Licenses and Permits............................................................................9
         5.8      Compliance with Laws...........................................................................10
         5.9      Employee Relations.............................................................................10
         5.10     Assumed Contracts..............................................................................11
         5.11     No Commission..................................................................................11
         5.12     U.S. Persons...................................................................................11
         5.13     Assets Used in the Operation of the Facilities.................................................11
         5.14     Insurance......................................................................................11
         5.15     Changes Since Interim Statements...............................................................12
         5.16     Medical Staff..................................................................................12
         5.17     Hill-Burton Care...............................................................................12
         5.18     Taxes..........................................................................................12
         5.19     Employee Benefit Plans.........................................................................12
         5.20     Absence of Undisclosed Liabilities.............................................................13
         5.21     No Agreements with Third Parties...............................................................13
         5.22     Title to Personal Property.....................................................................13
         5.23     Disclosure.....................................................................................13




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
6.       Obligations and Covenants of Seller.....................................................................13
         6.1      Conduct of Business............................................................................14
         6.2      Access and Information.........................................................................15
         6.3      Encumbrances...................................................................................15
         6.4      Consent of Others..............................................................................15
         6.5      Seller's Efforts to Close......................................................................16
         6.7      Insurance Coverage.............................................................................16
         6.8      Notice of Developments.........................................................................16

7.       Representations and Warranties of Buyer.................................................................16
         7.1      Organization and Good Standing.................................................................16
         7.2      Authority......................................................................................17
         7.3      Consents.......................................................................................17
         7.4      Financial Statements...........................................................................17
         7.7      Due Diligence; Experience......................................................................18
         7.8      No Commission; No Offer of Employment..........................................................18

8.       Obligations and Covenants of Buyer......................................................................18
         8.1      Consent of Others..............................................................................18
         8.2      Inspection by Buyer............................................................................19
         8.3      Buyer's Efforts to Close.......................................................................19
         8.4      No Liens.......................................................................................19
         8.5      Notice to Seller...............................................................................19

9.       Conditions Precedent to Obligations of Buyer............................................................20
         9.1      Accuracy of Warranties and Representations.....................................................20
         9.2      Performance of Obligations.....................................................................20
         9.3      [Intentionally left blank].....................................................................20
         9.4      Third Party Consents...........................................................................20
         9.5      Permits and Program Participation..............................................................20
         9.6      Tax Matters....................................................................................20
         9.7      Title Policy or Survey.........................................................................21
         9.8      Instruments of Transfer........................................................................21
         9.9      Officer's Certificate..........................................................................21
         9.10     Certified Resolutions..........................................................................21
         9.11     Opinion of Seller's Counsel....................................................................22
         9.12     Adverse Action.................................................................................22
         9.13     Payment of Certain Debt........................................................................22
         9.14     Adverse Change.................................................................................22

10.      Conditions Precedent to Obligations of Seller...........................................................22
         10.1     Accuracy of Warranties and Representations.....................................................23



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
         10.2     Performance of Obligations.....................................................................23
         10.3     Payment of Purchase Price......................................................................24
         10.4     Officer's Certificate..........................................................................24
         10.5     Certified Resolutions..........................................................................24
         10.6     Opinion of Buyer's Counsel.....................................................................24
         10.7     Adverse Action.................................................................................24
         10.8     Advisory Board.................................................................................25
         10.9     Contracts......................................................................................25
         10.10    Adverse Change.................................................................................25

11.      Closing.................................................................................................25
         11.1     Pre-Closing....................................................................................25
         11.2     Deliveries at Closing..........................................................................26
         11.3     [Intentionally left blank].....................................................................26

12.      Casualty and Condemnation...............................................................................26
         12.1     Casualty.......................................................................................26
         12.2     Condemnation...................................................................................26

13.      Additional Covenants....................................................................................27
         13.1     Further Documentation or Action................................................................27
         13.2     Preservation of and Access to Records..........................................................28
         13.3     Litigation Cooperation.........................................................................29
         13.4     Allocation of Purchase Price...................................................................29
         13.5     [Intentionally left blank].....................................................................29
         13.6     Retained Assets and Receivables................................................................29
         13.7     Cost Report Audits and Contests................................................................30
         13.8     Filing Cost Reports: Amounts Due To or From Third Party Payors.................................31
         13.9     Employee Matters...............................................................................31
         13.10    Employee Benefit Plans.........................................................................32
         13.11    Use of Controlled Substance Permits............................................................33
         13.12    Advisory Board.................................................................................33
         13.13    Charity and Indigent Care Policies.............................................................35
         13.14    Continuation and Expansion of Services.........................................................35
         13.15    Medical Staff Bylaws...........................................................................35
         13.16    New Facility; Capital Commitment...............................................................35
         13.17    Right of First Refusal; Purchase Option........................................................36
         13.18    Hill Burton....................................................................................38
         13.19    Disproportionate Share Payments................................................................38

14.      Survival; Limitations ..................................................................................38

15.      Remedies................................................................................................39



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
16.      Termination Prior to Closing............................................................................39
         16.1     Termination Upon Certain Events................................................................39
         16.2     Effect of Termination..........................................................................40
         16.3     Liquidated Damages.............................................................................40

17.      General Provisions......................................................................................41
         17.1     Notices........................................................................................41
         17.2     Form of Instruments............................................................................42
         17.3     Attorneys' Fees................................................................................42
         17.4     Time Is of the Essence.........................................................................42
         17.5     Successors and Assigns.........................................................................43
         17.6     Counterparts...................................................................................43
         17.7     Captions and Paragraph Headings................................................................44
         17.8     Entirety of Agreement, Amendments..............................................................44
         17.9     Expenses; Prorations...........................................................................44
         17.10    Construction...................................................................................45
         17.11    Waiver.........................................................................................45
         17.12    Severability...................................................................................45
         17.13    Certain Definitions............................................................................45
         17.14    Consents Not Unreasonably Withheld.............................................................51
         17.15    Governing Law; Venue...........................................................................51
         17.16    Tax and Medicare Effect........................................................................51
         17.17    Misdirected Payments, Etc......................................................................51
         17.18    Additional Assurances..........................................................................52
         17.19    Public Announcements...........................................................................52
         17.20    Force Majeure..................................................................................52




                                      (iv)

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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of June 8, 1998, (the "Agreement Date") by and between THE COUNTY OF ELKO, a political subdivision of the State of Nevada ("Seller"), and PROVINCE HEALTHCARE COMPANY, a Delaware corporation ("Buyer")(Seller and Buyer being referred to at times individually as a "Party" and collectively as "Parties"), with reference to the following facts:


A. Seller owns that certain 50 bed general acute-care facility which is commonly known as Elko General Hospital (the "Hospital") and certain outpatient centers, clinics and other activities and businesses related thereto (collectively, together with the Hospital and any activity or business conducted therewith, but excluding the Retained Assets, the "Hospital Business").

         B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Hospital Business, and all of the equipment, fixtures and other real and personal property which are used in or necessary for the operation of the Hospital Business (other than the Retained Assets), on the terms and conditions set forth in this Agreement.

         C. For purposes of this Agreement (and the Related Agreements except as may be otherwise expressly stated therein) capitalized terms shall have the meanings set forth or cross- referenced in Paragraph 17.13 hereof.

         NOW, THEREFORE, in consideration of the foregoing recitals, and the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

         1.       TRANSFER OF ASSETS

                  1.1      TRANSFERRED ASSETS

                           At the Closing, for the consideration hereinafter
provided, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of the assets and businesses which are used in, or necessary for, the operation of the Hospital Business (collectively, the "Transferred Assets"), including, without limiting the generality of the foregoing, the following assets, but excluding all Retained
Assets:

                           (a) The real property upon which the Hospital is
situated, other than the real property referred to in Paragraph 1.2(b), together with all improvements, construction work-in-progress, buildings and other improvements thereon, and any and all of Seller's rights, privileges and easements appurtenant thereto (the "Real Property"), all of which real property is more specifically identified on Schedule 1.1(a).




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                           (b) The leasehold estates of Seller, as landlord or
tenant, and the related lease and sublease agreements (collectively, the "Real Property Leases") with respect to the Real Property Leases, which are identified on Schedule 1.1(b).

                           (c) All equipment and other tangible personal
property (other than cash and items of tangible personal property that are consumed, disposed of or held for sale or are inventoried in the ordinary course of business) related to the Hospital Business owned by Seller (the "Personal Property"), including without limitation all equipment, furnishings, fixtures, machinery, office furnishings, vehicles, instruments, leasehold improvements, and spare parts, which Personal Property as of February, 1998, is more specifically described on Schedule 1.1(c) provided to Buyer.

                           (d) All inventories of supplies, drugs, food,
janitorial and office supplies, maintenance and shop supplies and other disposables (the "Inventory") related to the Hospital Business which are existing as of the Closing Date (the "Purchased Inventory").

                           (e) All of Seller's right, title, and interest in, to
and under all written contracts, agreements, obligations, commitments or covenants (other than the Real Property Leases and those contracts directly relating to the Retained Assets or Excluded Liabilities) related to the Hospital Business in force as of the Closing Date (i) that are set forth on Schedule 1.1(e), (ii) that are not included on Schedule 1.1(e) but relate to the Hospital Business and which Buyer consents to assume, or (iii) with respect to the Contracts which are entered into after the Agreement Date, as to which the requirements of Paragraph 6.1(c) have been satisfied, (all such contracts, agreements, obligations, commitments or covenants are collectively referred to as the "Contracts").

                           (f) To the extent lawfully transferable, all of
Seller's rights to certificates of need, accreditations, registrations, licenses, permits and other governmental consents or approvals necessary to or intended for the operation of the Hospital Business as presently conducted by Seller, including, without limitation those described on Schedule 1.1(f).

                           (g) All advance payments, prepayments, prepaid
expenses, escrows, deposits and similar assets of Seller related to the Hospital Business (collectively, the "Prepaids"), which are existing as of the Closing Date, the categories and amounts of which as of April 30, 1998 are set forth on
Schedule 1.1(g) provided to Buyer.

                           (h) Effective as of Closing and for so long as Buyer
uses the name, owns the Hospital and carries on the Hospital Business or owns and carries on the Hospital Business at the New Facility, Buyer shall have an exclusive, nontransferable, royalty free right to use the name "Elko General Hospital" and all related names, marks, and logos used in connection with the Hospital Business; provided, however, Seller disclaims any warranty of title or noninfringement with respect to any names or marks forming part of the Transferred Assets and assumes no obligation to register, defend or preserve such name or mark, or the right to use the same.

                           (i) All unexpired warranties and covenants not to
compete to the extent transferable to Buyer, which Seller has received from third parties with respect to the Transferred Assets, including, without limitation, such warranties and covenants as are set forth in any construction agreement, lease agreement, equipment purchase agreement, consulting agreement, agreement for architectural and engineering services or purchase and sale agreement.




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                           (j) Hospital Records (as defined in Paragraph 13.2),
including those that are maintained at the Hospital in the ordinary course of business.

                           (k) All claims, choses in action, rights of recovery,
rights of set off, rights to refunds and similar rights pertaining to the Transferred Assets.

                           (l) All Seller's rights in the following to the
extent used in the Hospital Business: Intangible assets of an intellectual property nature, telephone numbers, proprietary computer software, if any, clinical and policy and procedure manuals and promotional, marketing and recruiting materials, and any applications or registrations relating to any of the foregoing.

                           (m) Seller's rights respecting computer and data
processing software and hardware used by the Hospital and located at the Hospital.

                           (n) The Receivables (as defined in Paragraph 17.13
below); provided, however, Seller shall not transfer, convey or assign to Buyer the Medicare Receivables but rather Buyer shall have the right hereunder to have transferred to it from Seller, upon Seller's receipt, all amounts which are or may become due Seller as Medicare Receivables.

                           (o) Seller's rights, title and interest in and to any
disproportionate share payments from the State of Nevada under Nevada's Medicaid program related to health care services provided at or through the Hospital for periods commencing on or after the Closing Date (the "Dispro Payments"); conditioned upon satisfaction of the prerequisites set forth in Section 13.19.

         The foregoing (except for the Retained Assets defined in Paragraph 1.2) comprise substantially all of the property and assets used in the conduct and operation of the Hospital Business as of the Agreement Date, including without limitation, those assets reflected on Hospital's Interim Statements (except Inventory used in the ordinary course of business) and any assets acquired for use in connection with the Hospital Business between the date thereof and the Closing Date.

                  1.2      RETAINED ASSETS

                           At the Closing, Seller shall retain the following
assets relating to the Hospital Business (the "Retained Assets"):

                           (a) All cash, cash equivalents, and other marketable
securities.

                           (b) The real property commonly referred to as the
alley strip and more specifically described on Schedule 1.2(b).

                           (c) All Cost Report Receivables.

                           (d) The accounts, notes or other amounts receivable
from Payors, patients, physicians or others arising from or in connection with the operation of the Hospital Business that have been assigned by Seller to another person for collection and are not included in the balance sheets of the Hospital ("Excluded Receivables").




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                           (e) Such other assets, if any, specifically described
on Schedule 1.2(e).

                           (f) Seller's minute books, tax records and
Proprietary Documents (as defined in Paragraph 17.13).

                           (g) Such other assets owned or held by Seller which
are not used in or necessary for the operation of the Hospital or Hospital Business.

                           Buyer acknowledges and agrees that Seller shall have
the right to remove, and may remove at any time prior to or following the Closing Date (at Seller's expense, but without charge by Buyer for storage), all or any part of the tangible Retained Assets; provided, however, that such removal by Seller shall, whenever reasonably possible, take place during normal business hours and with reasonable prior written notice to Buyer of the time when such removal shall take place. Seller's employees, representatives and agents shall conduct themselves during such removal process in such a manner so that Buyer's normal business activities shall not be unduly or unnecessarily disrupted thereby.

         2.       PURCHASE PRICE

                  2.1      AMOUNT

                           The monetary portion of the purchase price (the
"Purchase Price") to be paid by Buyer to Seller for the Transferred Assets shall be equal to the sum of (a) Fifteen Million Five Hundred Thousand Dollars ($15,500,000) plus One Hundred Thirty-Four Thousand Nine Hundred Twenty-Five Dollars ($134,925) for certain major Hospital equipment subject to purchase orders entered after the date of the Confidentiality Agreement, as set forth on
Schedule 2.1(a), plus (b) an amount equal to the Net Working Capital as of the Closing Date as determined in Paragraph 2.2(a) below, plus (c) the amount of indebtedness of the Hospital Business to be paid by Seller on or before Closing pursuant to Paragraph 9.13 ("Tax Exempt Debt"), plus (d) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) as consideration for the Dispro Payments (the "Dispro Payments Amount") and less (e) the amounts of the indebtedness of Seller assumed by Buyer (if any) pursuant to Paragraph 3.1(d). As additional consideration, Buyer shall perform its obligations hereunder, including those relating to the New Facility, and Buyer shall assume, effective as of the Closing Date, the Assumed Obligations. In addition, Buyer shall bear the expense of repairing certain generator switches at Hospital and shall reimburse Seller for reasonable expenses incurred prior to the Closing Date by Seller related thereto.

                  2.2      PAYMENT OF PURCHASE PRICE

                           (a) Estimated Statement. On or before the Closing,
Seller shall prepare and deliver to Buyer an estimate of Net Working Capital and Tax Exempt Debt (the "Estimated Statement") based upon the books and records of Seller with respect to the Hospital Business for the most recent month ending prior to the Closing for which data is available; provided, however, the value of the Purchased Inventory shall be determined pursuant to Paragraph 2.2(b) below. The Estimated Statement shall set forth Seller's estimate of the Net Working Capital and Tax Exempt Debt as of the Closing Date. Except for the Purchased Inventory, all determinations made with respect to the Estimated Statement shall be based upon the internal records of, and the valuations




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customarily used by, Seller and shall be consistent with generally accepted accounting principles as consistently applied by Seller ("GAAP"). The Purchase Price, using the Net Working Capital figure and amount of Tax Exempt Debt determined by reference to the Estimated Statement (the "Tentative Purchase Price"), shall be paid to Seller by Buyer at the Closing as set forth in Paragraph 2.2(c).

                           (b) Inventory. For the purposes of the Estimated
Statement, the Purchased Inventory shall be inventoried and valued with reference to the April 30, 1998 balance sheet of the Hospital. Within twenty
(20) Business Days after the Closing, a physical inventory shall be conducted by both parties of the Purchased Inventory as of the Closing Date. For purposes of this Paragraph 2.2(b), (i) Purchased Inventory shall exclude damaged and obsolete items, and (ii) the final valuation and any adjustments shall be determined by the Accounting Firm pursuant to the Net Working Capital adjustment process in Paragraph 2.2(d) based upon such physical inventory and reference to the most recent invoice price for each item reflected thereby.

                           (c) Purchase Price Paid at Closing. At the Closing,
the Purchase Price shall be paid as follows:

                                    (i) Buyer shall wire transfer immediately
available funds to one or more accounts designated by Seller prior to the Closing in an amount equal to the Tentative Purchase Price less the Dispro Payments Amount;

                                    (ii) Buyer shall assume Seller's liabilities
under the Assumed Obligations by delivering to Seller an assignment and assumption of the Assumed Obligations substantially in the form and substance of
Exhibit 2.2; and

                                    (iii) Buyer shall execute and deliver to
Seller a promissory note in the stated principal amount of the Dispro Payments Amount containing the terms and conditions described in Section 13.19 (the "Dispro Payments Promissory Note").

                           (d) Final Post-Closing Purchase Price Adjustment.
Unless waived by mutual agreement of the Parties, the final calculation of Net Working Capital and Tax Exempt Debt ("Final Report") as of the Closing Date shall be determined by a mutually agreed upon independent accounting firm or firms ("Accounting Firm") within 180 days of the Closing Date; provided, however, the Purchased Inventory calculation shall be made as provided in Paragraph 2.2(b). Accounting Firm shall follow such procedures, consistent with GAAP and this Agreement (including without limitation the prorations in Paragraph 17.9(b)), as it deems appropriate under the circumstances. Seller and Buyer shall promptly make such information and personnel available as requested by Accounting Firm and shall both cooperate to collect the Receivables, during the time period with Buyer using all reasonable commercial collection efforts. Within five (5) Business Days of receipt of the Final Report, Buyer shall pay Seller or Seller shall pay Buyer, as the case may be, the difference between the Estimated Statement and the Final Report. The Final Report by the Accounting Firm shall establish the Purchase Price and shall be final and binding on all Parties.




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



         3.       ASSUMPTION OF OBLIGATIONS

                  3.1      OBLIGATIONS ASSUMED

                           Buyer shall assume, effective as of the Closing and
as part of the Purchase Price, and shall pay, discharge and perform as and when due, each of the following obligations of Seller (the "Assumed Obligations"):

                           (a) All obligations and liabilities of Seller which
arise, first become due or payable, or are to be performed during any period commencing on or after the Closing Date under the Contracts, Real Property Leases or Permits (collectively, the "Assumed Contracts").

                           (b) All obligations and liabilities to the Hired
Employees (as defined in Paragraph 13.9) for paid time off (including vacation pay and "paid days leave") and sick pay (both regular sick pay and extended sick leave) through the Closing Date ("Paid Time Off"), together with all payroll taxes or other Taxes (as defined in Paragraph 17.13) attributable or otherwise payable with respect thereto (the amount of which Taxes shall be determined as if the Paid Time Off were payable as of the Closing Date), whether or not the foregoing have been recorded on the financial records of Seller, and all other obligations and liabilities concerning employee matters to be assumed by Buyer pursuant to Paragraph 13.9 or 13.10 (if applicable). Seller has provided Buyer with a list of accrued Paid Time Off as of June 5, 1998 with respect to all employees of the Hospital Business, which schedule includes all Paid Time Off earned by such employees as of such date and also contains a summary of all of the sick pay benefits made available by Seller to its employees.

                           (c) Any accrued and unpaid liabilities of Seller in
existence on the Closing Date, which were incurred in the ordinary course of the operation of the Hospital Business, which represent the following current liabilities (collectively, together with the liabilities and obligations for Paid Time Off and related Taxes assumed under Paragraph 3.1(b), the "Accrued Operating Expenses"): (i) trade payables incurred to suppliers of goods or services, (ii) water, gas, electricity and other utility charges, (iii) license fees, (iv) rent, common area maintenance charges, operating expenses and other charges arising under the Real Property Leases, (v) insurance premiums, but only with respect to policies that will be continued in force by Buyer after the Closing, (vi) salaries and other payroll costs respecting Hired Employees accrued in accordance with the normal accounting practices of Seller (but not including accrued benefits with respect to Plans (as defined in Paragraph 17.13)), (vii) similar liabilities incurred in the ordinary course of the operation of the Hospital Business and customarily recorded as a current liability, other than the current portion of long term liabilities and obligations, income taxes (whether deferred or currently payable) and the obligations and liabilities specified in Paragraph 3.2, and (viii) any other liabilities and obligations, if any, agreed to in writing by Buyer and Seller.

                           (d) All obligations and liabilities of Seller with
respect to indebtedness set forth on Schedule 3.1(d).

                           (e) Buyer acknowledges that as of the Closing Date
there will be patients located in the Hospital and Buyer will accept such patients as patients of Buyer and will assume and accept responsibility and liability (other than liability for acts and omissions of Seller prior to the




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Closing Date) for treating such patients; subject to Paragraph 13.8, all revenues and expenses of such patients for periods from and after the Closing Date shall become revenue and expenses of Buyer.

                  3.2      OBLIGATIONS NOT ASSUMED

                  Except for the Assumed Obligations, Buyer shall not assume or become obligated with respect to any other obligation or liability of Seller of any nature whatsoever (whether express or implied, fixed or contingent, liquidated or unliquidated, known or unknown, due or to become due) (the "Excluded Liabilities"). The Excluded Liabilities shall remain the sole responsibility of Seller. Without limiting the generality of the foregoing, Seller is retaining all rights and obligations related to, and Buyer assumes no liability for or acquires no rights to, (a) the rights of Seller under any pending litigation or asserted or unasserted claims against any Person (except for claims related to Assumed Contracts or Transferred Assets which Buyer is acquiring); (b) liabilities under any Plan (as defined in Paragraph 17.13) covering Hospital employees as of the Closing Date or related to the termination of participation in such Plan; (c) liabilities arising from the settlement of cost reports of Seller, including "recapture" obligations; or (d) liabilities related to the Tax Exempt Debt. In addition, Seller shall retain liability for and have appropriate insurance or other coverage for professional liability claims arising out of the Hospital Business prior to the Closing.

                  3.3      MUTUAL INDEMNITY.

                  Buyer shall defend, indemnify and hold Seller, its officers, employees and agents (including without limitation, County Commissioners and the Hospital Board of Trustees) harmless from any and all third party claims, damages, liabilities, losses, costs, or expenses (including attorneys' fees) ("Claims") related to or arising out of the Transferred Assets, Assumed Obligations or Hospital Business for periods from and after the Closing Date; provided, however, Buyer shall not be so obligated to indemnify Seller with respect to Claims described in subsection (iii) of the succeeding sentence. Seller shall defend, indemnify and hold Buyer, its Affiliates, directors, officers, employees and agents harmless from any and all Claims (i) related to or arising out of the Retained Assets or the Excluded Liabilities, (ii) from any and all Claims related to or arising out of the Hospital Business, Transferred Assets or Assumed Obligations for periods prior to the Closing Date and (iii) claims challenging Seller's authority to transfer, convey or assign to Buyer any of the Transferred Assets or Buyer's assumption from Seller of the Assumed Obligations.

         4.       "AS IS," "WHERE IS"; NO KNOWLEDGE OF DEFECTS

                  Buyer acknowledges that neither Seller, Hospital nor any of their elected officials, officers, agents or employees has made any written or oral representations or warranties to Buyer relating to the condition of any of the Real Property, the Personal Property, the Inventory, or any rights or property related thereto (for purposes of this Paragraph, collectively, the "Property"), and except as to the representations and warranties expressly made in Article 5 hereof and in the Deed, SELLER HEREBY DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OR REPRESENTATION AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, LAYOUT, FOOTAGE, PHYSICAL CONDITION, OPERATION, COMPLIANCE WITH SPECIFICATIONS, ABSENCE OF UNKNOWN PHYSICAL DEFECTS OR DAMAGE, OR ANY OTHER MATTER

AFFECTING OR RELATED TO THE PROPERTY. WITHOUT LIMITING THE FOREGOING, SELLER DOES NOT AND HAS NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PROPERTY OR THE COMPLIANCE OR NON-COMPLIANCE OF THE PROPERTY WITH ANY ENVIRONMENTAL REGULATIONS. SUBJECT TO THE FOREGOING, BUYER ACKNOWLEDGES THAT BUYER HAS INSPECTED AND WILL INSPECT FURTHER, THE PROPERTY AND ACCEPTS THE PROPERTY "AS IS", "WHERE IS" AND "WITH ALL FAULTS." SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN, AND SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY STATEMENT OR INFORMATION CONTAINED IN ANY STUDIES OR REPORTS PROVIDED TO BUYER PURSUANT TO ANY PROVISIONS OF THIS AGREEMENT, OR ANY OMISSION WITH RESPECT TO ANY SUCH STUDIES OR REPORTS. NOTWITHSTANDING THE FOREGOING, SELLER DOES REPRESENT AND WARRANT TO BUYER THAT TO SELLER'S KNOWLEDGE, EXCEPT AS DISCLOSED HEREIN, THERE IS NO PHYSICAL DEFECT IN OR DAMAGE TO THE TRANSFERRED ASSETS WHICH WOULD HAVE MATERIAL ADVERSE EFFECT ON THE HOSPITAL BUSINESS AFTER THE CLOSING.

         5.       REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to Buyer as follows:

                  5.1      ORGANIZATION OF SELLER

                           Seller is a validly existing political subdivision of
the State of Nevada.

                  5.2      AUTHORITY

                           (a) Seller has the full legal power and the authority
to execute and deliver this Agreement and all Related Agreements to which it is a Party, to perform the obligations and covenants set forth herein and therein and to carry out the transactions contemplated hereby and thereby; (b) the execution and delivery of this Agreement and the Related Agreements by Seller and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary legal action on the part of Seller, including approval by the Board of County Commissioners of Elko County, Nevada;
(c) this Agreement and the Related Agreements are legally valid and binding upon and enforceable against Seller in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and subject to the availability of equitable remedies; and (d) the execution, delivery and performance of this Agreement and all such Related Agreements and the consummation of the transactions contemplated hereby and thereby will not violate any Law applicable to Seller or any of the Transferred Assets.

                  5.3      FINANCIAL STATEMENTS

                           (a) Financial Statements. Seller has provided Buyer
with true and complete copies of the audited balance sheets with respect to the Hospital Business and the Transferred Assets as of June 30, 1995, 1996 and 1997 and the related statements of income for each fiscal year then ended (the "Prior Years' Statements"), and (ii) the unaudited balance sheet with respect to the Hospital Business and the Transferred Assets as of April 30, 1998 and the related statements of income for the ten (10) months then ended (the "Interim Statements"). The Prior Years' Statements and the Interim Statements are collectively referred to as the "Financial Statements". Except as disclosed in the Disclosure Memorandum hereto, the Financial Statements present fairly, in all material respects, the financial position and results of operations with respect to the Hospital Business and the Transferred Assets as of the dates and for the periods indicated, in each case in conformity with GAAP throughout the periods indicated.

                           (b) Qualifications to Unaudited Statements.
Notwithstanding the foregoing, the unaudited Financial Statements do not reflect all adjustments and accruals, do not contain all footnotes or other explanatory materials associated with financial statements prepared in accordance with GAAP and do not contain normal and recurring year-end adjustments (provided such adjustments, if included, would not have a Material Adverse Effect on the financial position or results of operation of the Hospital Business). The Financial Statements are to be read in conjunction with, and are subject to, all notes and other explanatory materials set forth therein.

                  5.4      THIRD PARTY RIGHTS

                           Except for the governmental consents referred to in
Paragraph 5.5 and except as otherwise disclosed in the Disclosure Memorandum, as of the Closing, Seller will have the right to transfer and assign to Buyer all of its right, title and interest in and to the Transferred Assets without obtaining the consent or approval of any other Person.

                  5.5      GOVERNMENTAL CONSENTS

                           Except as disclosed in the Disclosure Memorandum, no
consent, approval, authorization or order of, and no exemption by or filing with, any court or governmental agency is required on behalf of Seller in connection with the execution and delivery of this Agreement or any Related Agreement, or the consummation and fulfillment by Seller of the transactions contemplated hereby or thereby, or the performance by Seller of its obligations hereunder or thereunder.

                  5.6      LITIGATION

                  Except as set forth in the Disclosure Memorandum, there are no actions, suits, claims or proceedings pending or, to the Knowledge of Seller, threatened against or affecting the Transferred Assets or relating to the operations of the Hospital Business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, agency or instrumentality which would have a Material Adverse Effect on the Transferred Assets or prevent or materially delay the consummation of the transactions contemplated hereunder.

                  5.7      LICENSES AND PERMITS

                           Except as set forth in the Disclosure Memorandum,
Seller, in the name of the Hospital, possesses all certificates of need, licenses, permits and other governmental consents and approvals (the "Permits") necessary for the operation of the Hospital Business at the locations and in the manner operated as of the Agreement Date. Except as otherwise disclosed in the Disclosure Memorandum, the Hospital and such other components of the Hospital Business as are set forth in the Disclosure Memorandum are fully accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"), are certified for participation in the Medicare, Medicaid and CHAMPUS programs, have a current and valid provider contract with each such program and, to the Seller's Knowledge, are in compliance with the conditions of participation in each such program and with the indigent care conditions, if any, contained in or related to any Permits obtained in connection with the Hospital Business. Except as set forth in the Disclosure Memorandum, (a) to the Seller's Knowledge, Seller has complied in all material respects with the terms and conditions of all such Permits, accreditations and participations, and (b) there has occurred no event nor is any event, action, investigation or proceeding pending or, to Seller's Knowledge, threatened which could cause or permit revocation or suspension of or otherwise adversely affect the maintenance of any such Permits, accreditations or participations. Seller has previously delivered to Buyer true and complete copies of the most recent JCAHO accreditation survey report and deficiency list, if any, and all other such surveys and lists received by Seller since January 1, 1996; the most recent Statement of Deficiencies and Plan of Correction; the most recent state licensing report and list of deficiencies, if any, and all other such reports and lists received by Seller since January 1, 1996; the most recent Medicare and Medicaid certification reports and list of deficiencies, if any, and all other such reports and lists received by Seller since January 1, 1996; the most recent fire marshal's survey and deficiency list, if any and all other such surveys and lists received by Seller since January 1, 1996; and the corresponding plans of correction or other responses to all such reports and surveys; together with all correspondence in Seller's possession or under its control relating to the foregoing reports, lists and surveys created from and after January 1, 1996.

                  5.8      COMPLIANCE WITH LAWS

                           Except as disclosed in the Disclosure Memorandum, to
Seller's Knowledge the Hospital Business is in compliance with all applicable Laws, the violation of which would have a Material Adverse Effect on the Hospital Business or Transferred Assets; provided that Seller makes no representations or warranties with respect to compliance with any Environmental Regulations.

                  5.9      EMPLOYEE RELATIONS

                           Seller has provided Buyer with a list as of June 1,
1998 of all of Seller's employees at Hospital, their salary or wage rates, department and job title or summary of responsibilities of such employees. Except as set forth in the Disclosure Memorandum, Seller has not entered into any written agreement with its employees providing for a specified employment term. Except as disclosed in the Disclosure Memorandum, (a) neither Seller nor the Hospital Business is a party to any agreement with any union, trade association or other employee organization with respect to the employees of the Hospital Business, (b) no demand has been made for recognition by a labor organization with respect to any employees of the Hospital Business, (c) no union organizing activities by or with respect to any such employees are taking place, (d) there are currently no disputes, grievances, charges, complaints or proceedings involving the employees of the Hospital Business, (e) the Hospital Business has not suffered any strikes, slowdowns, walkouts, lockouts or any other interruptions or disruptions of operations as a result of labor disturbances with respect to employees of the Hospital Business, (f) as of the date of this Agreement, to Seller's Knowledge, the employee relations of Seller with the employees of the Hospital Business as a group are satisfactory within industry standards, (g) no union representation question exists with respect to any employees of the Hospital Business, and (h) no collective bargaining agreement is currently being negotiated by Seller with respect to the employees of the Hospital Business.

                  5.10     ASSUMED CONTRACTS

                           Except as set forth in the Disclosure Memorandum,
with respect to Assumed Contracts, (a) to Seller's Knowledge, there is no default by Seller under any Assumed Contract, (b) Seller has not received written or other notice that any Person intends to cancel or terminate any Assumed Contract or exercise or not exercise any right, remedy or other option thereunder, (c) to the Seller's Knowledge, all of the Assumed Contracts are in full force and effect without amendment or modification, (d) except for obtaining consents from the other parties to the Assumed Contract to the transfer of the Assumed Contracts from Seller to Buyer, the consummation of the transactions contemplated by this Agreement and the Related Agreements will not constitute and, to Seller's Knowledge, no event has occurred which, with or without the passage of time or the giving of notice, would constitute a breach or default by any Party to any such Assumed Contract or would cause the acceleration of any obligation of any Party thereto or the creation of any Lien upon any Transferred Asset, and (e) to the Seller's Knowledge, Seller has not waived any material right under any Assumed Contract.

                  5.11     NO COMMISSION

                           Neither Seller nor any of its employees has employed,
contracted for the services of or authorized any broker, finder, investment banker or other Person who would be entitled to receive a commission or fee with respect to the consummation of the transactions contemplated hereby, and Seller shall be solely responsible for any fees or commissions payable to any such Person by reason of the actions (or alleged actions) of Seller or any of its employees.

                  5.12     U.S. PERSONS

                           Seller is not a "foreign person" for purposes of
Section 1445 of the Internal Revenue Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or any other Laws requiring withholding of amounts paid to foreign Persons.

                  5.13     ASSETS USED IN THE OPERATION OF THE FACILITIES

                           Except for the Retained Assets and Inventory disposed
of by Seller in the ordinary course of business since the date of the Interim Statements, there are no assets or properties that are used in the conduct of the operations of the Hospital Business which, individually or in the aggregate, are necessary or useful for the operation of the Hospital Business that are not included in the Transferred Assets.

                  5.14     INSURANCE

                           The Disclosure Memorandum contains a list of all
policies of insurance held by (or programs of self-insurance maintained by) Seller with respect to the Transferred Assets or Hospital Business which are currently in effect (the "Insurance Policies"). The Disclosure Memorandum specifies for each Insurance Policy whether it is a "claims made" or an "occurrence basis" policy and whether, after the Closing, Seller will be entitled to the benefits of such policies in accordance with their terms for claims arising out of occurrences prior to the Closing.

                  5.15     CHANGES SINCE INTERIM STATEMENTS

                           Since the date of the Interim Statements, other than
as contemplated or permitted by this Agreement, Seller has conducted the Hospital Business and the Transferred Assets in the ordinary and course of business and, other than in contemplation or preparation for the closing of the transactions anticipated to be consummated hereunder, and except as shown in the Disclosure Memorandum, there has not been any change or loss, which could have a Material Adverse Effect on the Hospital Business or Transferred Assets.

                  5.16     MEDICAL STAFF

                           Seller has previously delivered to Buyer, with
respect to the Hospital Business, (a) a true and correct copy of the blank forms generally used with respect to medical staff privilege and membership application or delineation of privileges; (b) the current Medical Staff Bylaws, respecting the Hospital Business; (c) a list of all physicians and other health professionals who were members of the medical staff on May 28, 1998 and the corresponding privileges of each such medical staff member; and (d) all written contracts with physicians, physician groups or other members of the medical staff of the Hospital. Except as disclosed in the Disclosure Memorandum, no proceedings are currently pending, or to Seller's knowledge, threatened, seeking to remove or limit the privileges of any member of the medical staff of Hospital.

                  5.17     HILL-BURTON CARE

                           Seller received loan a pursuant to the Public Health
Service Act, 42 U.S.C. Section 291 et seq. Seller has satisfied its obligations under 42 C.F.R. 124, Subpart F, to provide uncompensated services and neither Seller nor the Transferred Assets are subject to any further monetary obligations thereunder, but Seller's obligation to provide community service under 42 C.F.R. 124, Subpart G, continues.

                  5.18     TAXES

                           Seller's income is not subject to federal income tax.
Although Hospital's income and its properties are not currently subject to Nevada state or local ad valorem taxes, no representation is made as to the post Closing Taxes applicable to Buyer's ownership of Hospital.

                  5.19     EMPLOYEE BENEFIT PLANS

                           Except as disclosed in the Disclosure Memorandum,
Seller does not maintain, sponsor or make, nor is it required to make, contributions to any Plans. True, correct, and complete copies of each of Hospital's effective Plans, written personnel policies, and a list of each Active

Employee's base salary, accrued vacation, accrued sick leave, and insurance and retirement plan status as of April 30, 1998, have been provided to Buyer. Seller is not in default with respect to any payment required to be made pursuant to any such Plan or with respect to any payment or other obligation due to any Active Employee that would have a Material Adverse Effect on the Hospital Business or the Transferred Assets. With respect to the Plans, except as disclosed in the Disclosure Memorandum, to Seller's Knowledge (a) there have been no prohibited transactions, breaches of fiduciary duty or other violations of law by Seller that could subject Seller or Buyer to any liability; (b) such plans are governmental plans as defined in the Code and ERISA; (c) there are no pending claims, lawsuits or actions against Seller related to such Plans (other than ordinary course claims for benefits); (d) Hospital has complied with continuation coverage provisions of COBRA with respect to all current and former employees. Seller hereby disclaims any representations or warranties relating to the Public Employees Retirement System ("PERS"), as maintained by the State of Nevada, except that Seller has or will make under PERS for Hospital employees and Buyer will be indemnified by Seller for any liability for contributions to PERS or otherwise under PERS as a result of consummation of this transaction.

                  5.20     ABSENCE OF UNDISCLOSED LIABILITIES

                           To the Knowledge of Seller, with respect to the
ownership, use and operation of the Hospital Business and the Transferred Assets, Seller is not obligated for, nor are the Hospital Business or any of the Transferred Assets subject to, any liabilities, whether known or unknown, contingent or absolute, except those which were incurred in the ordinary course of business and which do not have a Material Adverse Effect on the Hospital Business or Transferred Assets, other than as disclosed to Buyer in the Financial Statements and the Disclosure Memorandum.

                  5.21     NO AGREEMENTS WITH THIRD PARTIES

                           Seller has not entered into any letters of intent or
understandings which are presently in effect with any other Person with respect to the sale or other disposition of the Hospital Business or the Transferred Assets (other than Inventory in the ordinary course of business). Seller is not party to any presently effective executory agreement with any Person (other than Buyer) with respect to any such sale or disposition.

                  5.22     TITLE TO PERSONAL PROPERTY

                           As of Closing, Seller shall own and hold good title
or valid leasehold interest to all Personal Property which constitutes a portion of the Transferred Assets and at Closing, upon payment of the Tax Exempt Debt, Seller will convey to Buyer good title to all such owned Personal Property, subject to no Lien, except for Liens related to the Assumed Obligations.

                  5.23     DISCLOSURE

                           This Agreement and the Disclosure Memorandum hereto
do not and will not contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading in any material respect. As used in this Paragraph, "material" shall be interpreted in the context of the transactions provided for herein or the operations of the Hospital, taken as a whole, and not in the context of any single piece of information provided hereunder.

         6.       OBLIGATIONS AND COVENANTS OF SELLER

                  Seller hereby covenants and agrees as follows:

                  6.1      CONDUCT OF BUSINESS

                           From the date hereof to the Closing Date, Seller
agrees that, with respect to the Hospital Business, unless Buyer otherwise consents in writing and except for actions taken pursuant to Assumed Contracts in effect on the date hereof or which arise from or are related to the anticipated transfer of the Transferred Assets or as otherwise contemplated by this Agreement, Seller shall do or comply with each of the following subject to the limitations set forth in this Paragraph 6.1 and the Disclosure Memorandum:

                           (a) Operate the Hospital Business substantially as
presently operated.

                           (b) Use its reasonable commercial efforts to preserve
the business organization of the Hospital Business intact and to preserve the Hospital Business' relationships with physicians, patients, Payors, suppliers and others having business relations with the Hospital Business.

                           (c) Not enter into any contract or amendment of a
contract (other than one which is described in Paragraph 1.1(e)(ii)) unless Buyer has failed to disapprove of such contract or amendment in a written notice to Seller given within five (5) Business Days of Seller's written notice to Buyer of such proposed contract or amendment accompanied by a copy thereof. Buyer's disapproval of such contract or amendment shall not be unreasonably given nor delayed. Any contract or amendment entered into in compliance with this Paragraph 6.1(c), including any contract permitted by the terms of this Agreement, shall constitute an Assumed Contract for all purposes of this Agreement as if it were originally set forth on Schedule 1.1(e).

                           (d) Maintain the Insurance Policies in full force and
effect.

                           (e) Except as required by their terms, not amend,
terminate, fail to renew or renegotiate any material contract that would be an Assumed Contract as of the date hereof, except in the ordinary course of business consistent with past practices, or default (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default) in any of its obligations under any such contracts that would be an Assumed Contract as of the date hereof.

                           (f) Not (i) purchase, sell or transfer, or make any
contract for the purchase, sale or transfer of, any assets or properties which would be included in the Transferred Assets other than Inventory in the ordinary course of business; (ii) assign or transfer Receivables to collection agencies in a manner inconsistent with past practice.

                           (g) Not grant any general or uniform increase in the
rates of pay or benefits to the employees of the Hospital Business (or a class thereof) or an increase in salary or benefits for any managerial employee of the Hospital Business, except as described on Schedule 6.1(g).

                           (h) Maintain the Transferred Assets in the same
condition as of the date hereof, ordinary wear and tear excepted.

                           (i) Not take any actions which would cause any of
Seller's representations and warranties set forth in Paragraph 5 to be false as of the Closing.

                           Nothing in this Paragraph 6.1 shall, without the
mutual written agreement of Buyer and Seller, obligate Seller to make expenditures other than in the ordinary course of business. Nothing in this Paragraph 6.1 shall obligate Seller to make any expenditures to restore or replace the Real Property or equipment, except for normal, routine maintenance.

                  6.2      ACCESS AND INFORMATION

                           Subject to the restrictions set forth in that certain
Letter of Intent and Confidentiality Agreement (the "Confidentiality Agreement") dated March 16, 1998, executed by Buyer and Seller, and provided that Buyer has complied with the provisions thereof, Seller shall afford Buyer, and the counsel, accountants and other representatives of Buyer, reasonable access to and arrange interviews with, throughout the period from the date hereof to the Closing, the Transferred Assets and the employees, personnel and medical staff of the Hospital Business and all the properties, books, contracts, commitments, cost reports and records of the Hospital Business (regardless of where such information may be located). Such access shall be afforded after no less than 24 hours prior notice, during normal business hours and only in such manner so as not to unreasonably disturb patient care or to interfere with the normal operations of the Hospital Business. Seller may have one of its employees present during all such times as Buyer is provided access as described in this Paragraph. Seller also shall furnish to Buyer all such information concerning the affairs of the Hospital Business as is in the possession or control of Seller and as Buyer may reasonably request, including the right to have copies and/or extracts of pertinent records, documents and contracts. In addition, Seller shall provide such written consents and authorizations as may be necessary for Buyer to have access to materials on file with governmental agencies. Seller's covenants under this Paragraph are made with the understanding that Buyer and any other Person provided with access to information under this Paragraph shall use all such information in compliance with the Confidentiality Agreement and all Laws. Neither Buyer nor any other Person shall have access to employee records, Patient Records or any other records to the extent that the disclosure of such records would be prohibited by any Law, rule, regulation or accreditation standards.

                  6.3      ENCUMBRANCES

                           From the date hereof and until the Closing, Seller
shall not permit any new Lien to attach upon any of the Transferred Assets, except for statutory liens for Taxes not yet delinquent and security interests otherwise permitted pursuant to the provisions of this Agreement. The provisions of this Paragraph shall not apply to any Liens resulting from acts or omissions of Buyer.

                  6.4      CONSENT OF OTHERS

                           It shall be the responsibility of Buyer to use its
reasonable commercial efforts to obtain any consents required in connection with the Permits referred to in Paragraph 8.1 (including

Buyer's licensing requirements); provided, however, Seller shall cooperate with Buyer in obtaining such consents, prior to and after the Closing so long as such cooperation is at out-of-pocket cost to Seller.

                  6.5      SELLER'S EFFORTS TO CLOSE

                           Seller shall use its reasonable commercial efforts to
satisfy all the conditions precedent set forth in Paragraph 9 to the extent that Seller's action or inaction can control or influence the satisfaction of such conditions.

                  6.6      MONTHLY STATEMENTS

                           From the date hereof to the Closing, Seller shall
deliver to Buyer within fifteen (15) days after the end of each calendar month copies of the unaudited balance sheet of the Hospital Business and the Transferred Assets and the related statement of income for the immediately preceding calendar month (all such balance sheets and statements of income shall collectively be referred to as the "Monthly Statements").

                  6.7      INSURANCE COVERAGE

                           At or prior to the Closing, Seller shall have
delivered to Buyer written proof, satisfactory to Buyer, that Seller has general liability and professional liability insurance coverage with respect to all claims attributable to or arising out of the operation of the Hospital Business or the Transferred Assets on or before the Closing, regardless of when any such claims shall be made. At the Closing, Seller shall cause the insurer to issue and deliver to Buyer a certificate evidencing coverage pursuant to the terms of this Paragraph 6.7, and Seller shall cause each such insurance policy to contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to Buyer as a condition to any cancellation or modification of such policy. Following the Closing, Seller shall pay all premiums and take all other steps as may be reasonably necessary to maintain director and officer liability insurance policies and pollution coverage in full force and effect for a period measured by the shorter of the applicable statute of limitations period plus 2 months or eighty-four (84) months or such lesser period as reasonably agreed to by Buyer at or following the Closing. The Parties acknowledge that Seller's general liability and professional liability insurance for the Hospital is on an occurrence basis, for which no extended reporting period of coverage is needed.

                  6.8      NOTICE OF DEVELOPMENTS

                           From the date hereof and until the Closing, (a)
Seller shall promptly notify Buyer of any material change with respect to the operations of the Hospital Business or the condition of the Transferred Assets, and (b) Seller shall, promptly upon becoming aware thereof, give notice to Buyer of the occurrence of, or the threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach, had such event occurred or been known to Seller prior to the date of this Agreement, of any of its covenants, agreements, representations or warranties contained or referred to in this Agreement or in any Related Agreement.

         7.       REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants the following:

                  7.1      ORGANIZATION AND GOOD STANDING

                           Buyer is a corporation duly incorporated and validly
existing under the Laws of Delaware, and is authorized to exercise its corporate powers, rights and privileges and is in good standing in, the State of Nevada and has full corporate power to carry on its business as contemplated hereby and to own or lease and operate its properties and assets now owned or leased and operated by it.

                  7.2      AUTHORITY

                           Buyer has the full corporate power and authority to
execute and deliver this Agreement and any Related Agreements to which it is a Party, to perform the obligations and covenants set forth herein and therein and to carry out the transactions contemplated herein. This Agreement and any Related Agreements are binding upon and enforceable against Buyer in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. The execution, delivery and performance of this Agreement and any Related Agreements and the consummation of the transactions contemplated hereby or thereby will not (a) violate any Law applicable to Buyer or any of its assets, except for any violation which would not prevent or delay in any material respect the consummation of the transactions contemplated hereby or have a Material Adverse Effect on Buyer, (b) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Buyer, or (c) will not conflict with or breach or constitute a default under any contract or arrangement to which Buyer is a Party or by which it bound other than such conflict, breach, or default that would not have a Material Adverse Effect on Buyer.

                  7.3      CONSENTS

                           Except as disclosed on Schedule 7.3, no consent,
approval, authorization or order of, and no exemption by or filing with, any person is required on behalf of Buyer in connection with the execution and delivery of this Agreement or any Related Agreement, or the consummation and fulfillment by Buyer of the transactions contemplated hereby or thereby, or the performance by Buyer of its obligations hereunder or thereunder.

                  7.4      FINANCIAL STATEMENTS

                           The audited financial statements of Buyer for the
fiscal years ended December 31, 1996 and 1997, and previously delivered to Seller, present fairly, in all material respects, the consolidated financial position of Buyer and its subsidiaries and the consolidated results of their operations and changes in financial position as of the dates and for the periods indicated, in conformity with GAAP.

                  7.5      ABSENCE OF CHANGES

                           Since December 31, 1997, Buyer has not suffered any
change or loss which would have a Material Adverse Effect on Buyer.

                  7.6      COMPLIANCE WITH LAWS

                           To Buyer's Knowledge, except as disclosed in Schedule
7.6, neither Buyer nor any of its subsidiaries is in violation of any law applicable to it which violation could have a Material Adverse Effect on Buyer.

                  7.7      DUE DILIGENCE; EXPERIENCE

                           (a) Buyer has inspected such of Seller's records and
properties, including the Transferred Assets, as Buyer has deemed appropriate, and to the degree Buyer has deemed appropriate in light of the risks and liabilities Buyer is assuming under this Agreement;

                           (b) Buyer has had ample opportunity to utilize
experts and counsel to assist it in such inspections;

                           (c) Buyer is not relying on any verbal or written
representation or statement by Seller or anyone purporting to act on Seller's behalf concerning the condition or value of any Transferred Asset, with Buyer understanding that the only statements authorized by Seller to be made concerning the Transferred Assets are made herein, and in the Deed; and

                           (d) Officers and employees of Buyer are experienced
and well qualified in the development, acquisition, construction, marketing and operating of new and existing acute care hospitals and familiar with the service area of the Hospital and the current state of the Hospital Business.

                  7.8      NO COMMISSION; NO OFFER OF EMPLOYMENT

                           None of Buyer, its Affiliates or any of their
officers or directors has employed, contracted for the services of, or authorized any broker, finder, investment banker, or other Person who would be entitled to receive a commission or fee with respect to the consummation of the transactions contemplated hereby, and Buyer shall be solely responsible for any fees or commissions payable to any such Person by reason of the actions (or alleged actions) of Buyer, its Affiliates or any of their officers or directors. Neither Buyer, its Affiliates nor any of their employees, officers or directors has made or offered any contract of employment or other compensation to any Person connected with Seller or the Hospital Business with respect to the consummation of the transactions contemplated hereby (except as expressly contemplated under Paragraph 13.9).

         8.       OBLIGATIONS AND COVENANTS OF BUYER

                  Buyer hereby covenants and agrees as follows:

                  8.1      CONSENT OF OTHERS

                           As soon as reasonably practicable after the date of
this Agreement, and in any event prior to the Closing, Buyer shall use its reasonable commercial efforts to obtain the consents required to be obtained by Buyer hereunder of all necessary Persons (including governmental agencies having jurisdiction over this transaction) to the consummation of the transactions contemplated hereunder, including, without limitation, the Permits, participations and accreditations referred to in Paragraph 9.5, and the assignment of the Assumed Contracts; provided, however, it is understood that the consents necessary to acquire, develop, construct and operate the New Facility will be obtained after the Closing in accordance with Schedule 13.16. Notwithstanding anything contained in this Agreement to the contrary, Seller shall have no liability to Buyer for failing to obtain a consent to the transfer of an Assumed Contract in respect of any Assumed Contract where Buyer has waived obtaining consent or in respect of any Permit, participation and accreditation, referred to in Paragraph 9.5.

                  8.2      INSPECTION BY BUYER

                           Buyer has commenced its due diligence investigation
and inspection of the Transferred Assets (structural, operational, environmental, title or otherwise) and of the business, prospects and affairs of the Transferred Assets and the Hospital Business (collectively, the "Inspection"). All costs and expenses incurred in connection with the Inspection shall be borne by Buyer. Buyer has obtained a preliminary title report (the "Preliminary Title Report") issued by Stewart Title Company (the "Title Company") with respect to the Real Property. Buyer and Seller acknowledge and agree that any Environmental Survey of the Real Property prepared in connection with this transaction prior to the date of this Agreement is only an initial environmental site assessment (the "Phase I Assessment"), but will include, if subsequently determined by Buyer to be necessary or prudent, any further environmental investigation (including all remediation reports with respect thereto, the "Phase II Investigation") of the Real Property and that thereafter all references in this Agreement to the Environmental Survey shall mean both the Phase I Assessment and all Phase II Investigations. Seller shall grant to Buyer a right of access to the Real Property for the Inspection, which right shall include the right to inspect, sample, test or perform any other service or procedure reasonably necessary for the preparation of the Environmental Survey. Buyer shall give Seller no less than 24 hours' notice before any of the Inspections are conducted, and all Inspections shall be conducted during normal business hours and in a manner so as not to unreasonably disturb patient care or interfere with the normal operations of the Hospital Business unless otherwise agreed by Buyer and Seller. Seller shall be permitted to have one of its employees present during all Inspections, including, without limitation, all Inspections of and sample gatherings (including borings) from the soil or any floor tile, insulation or other internal component of the Real Property.

                  8.3      BUYER'S EFFORTS TO CLOSE

                           Buyer, shall use its reasonable commercial efforts to
satisfy all the conditions precedent set forth in Paragraph 10 to the extent that Buyer's action or inaction can control or influence the satisfaction of such conditions.

                  8.4      NO LIENS

                           Buyer shall not cause or permit any Lien (including,
without limitation, any mechanic's or materialman's lien) to be filed against any of the Real Property or the other Transferred Assets as a result of Buyer's activities, acts or omissions (including, without limitation, the Inspections) before the Closing.

                  8.5      NOTICE TO SELLER

                           Buyer shall notify Seller promptly if it become aware
prior to the Closing of (a) any event or condition which would cause Seller's representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect, or (b) any material failure of Seller to comply with or satisfy any covenants to be complied with or satisfied by Seller hereunder.

         9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

                  The obligations of Buyer under this Agreement are subject to the satisfaction or Buyer's waiver in writing, at or prior to the Closing, of each of the following additional conditions:

                  9.1      ACCURACY OF WARRANTIES AND REPRESENTATIONS

                           Each of the representations and warranties of Seller
set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.

                  9.2      PERFORMANCE OF OBLIGATIONS

                           Seller shall have performed all agreements and
covenants required by this Agreement to be performed by it on or prior to the Closing.

                  9.3      [INTENTIONALLY LEFT BLANK]

                  9.4      THIRD PARTY CONSENTS

                           Buyer shall have received all necessary consents,
approvals and authorizations of third parties with respect to the assignment to Buyer of all Assumed Contracts, if any, which have been requested by Buyer and reasonably determined by Buyer to be material to the operation of the Hospital Business. Subject to the provisions of Paragraph 6.4, Closing the transaction contemplated hereunder shall constitute a waiver and release by Buyer of Seller from any responsibility to obtain consents in regard to the Assumed Contracts.

                  9.5      PERMITS AND PROGRAM PARTICIPATION

                           Buyer shall have obtained (or received reasonable
assurances that it shall obtain within a reasonable time after the Closing) all Permits and accreditations required for the operation of the Hospital Business by Buyer following the Closing in substantially the same manner as currently operated, and Buyer shall have obtained (or received reasonable assurances that it shall obtain within a reasonable period of time after the Closing) Medicare, Medicaid and CHAMPUS certification of the Hospital Business and certification of the participation by the Hospital Business in the programs of any other Payors reasonably determined by Buyer to be of material importance to the Hospital Business that will in each instance be effective as of the Closing, so that after the Closing the Hospital Business may participate in or receive reimbursement from all such programs effective as of the Closing.

                  9.6      TAX MATTERS

                           Seller shall have delivered to Buyer a duly executed
certificate of non-foreign status in the form required by Internal Revenue Code ss.1445.

                  9.7      TITLE POLICY OR SURVEY

                           Buyer shall have received commitments satisfactory to
Buyer from the Title Company to issue as of the Closing Date an owner's (or leasehold, in the case of leasehold estates) title insurance policy on Owner's Policy Form 10-17-92 (with the standard "survey" exception deleted and matters of survey reflected on the survey provided to such Title Company) for the Real Property, together with improvements, buildings and fixtures thereon, in an amount consistent with the parties' allocation of Purchase Price. The commitment shall provide for the issuance of said policy to Buyer as of Closing together with any endorsements thereto requested by Buyer and available in the State of Nevada and shall insure good and marketable fee simple title (or leasehold title, in the case of leasehold estates) to the Real Property in Buyer subject only to the Permitted Encumbrances. Additionally, Buyer shall have received an as-built survey of the Real Property acceptable to the Title Company for purposes of deleting standard survey exceptions as provided above and reflecting all improvements visible on the grounds and all easements, rights-of-way, means of ingress or egress, encroachments and drainage ditches, whether abutting or interior, or record or on the grounds. The survey shall reflect whether and to the extent any portion of the Real Property lies within the 100-year flood plain. The survey shall be certified to the Title Company and Buyer and shall be in a form satisfactory to both. The costs of such title policy (including the survey exception deletion) and survey shall be borne by Buyer.

                  9.8      INSTRUMENTS OF TRANSFER

                           At the Closing, Seller shall have delivered to Buyer
a Grant, Bargain and Sale Deed for the Real Property substantially in the form attached hereto as Exhibit 9.8, and such bills of sale and assignments of the Assumed Contracts which shall be effective to transfer to Buyer all of Seller's right, title and interest in and to the Transferred Assets pursuant to the terms of this Agreement and to permit the Title Company to issue the Title Policy pursuant to Paragraph 9.7 hereof with respect to the Real Property. The bills of sale and the assignment and assumption of the Assumed Contracts shall be substantially in the form and substance of Exhibit 2.2.

                  9.9      OFFICER'S CERTIFICATE

                           Seller shall have delivered to Buyer a certificate,
dated on the Closing Date, executed by the Chairman of the Elko County Commissioners on behalf of Seller certifying as to the satisfaction of the conditions set forth in Paragraphs 9.1 and 9.2.

                  9.10     CERTIFIED RESOLUTIONS

                           Seller shall have delivered to Buyer: (a) a copy of
the resolutions of the Board of County Commissioners of Elko County, Nevada, authorizing the execution of this Agreement and the performance of the transactions contemplated hereby which shall be certified as true, correct and effective as of the Closing Date; and (b) an incumbency certificate from Seller which shall be certified as true, correct and effective as of the Closing Date.

                  9.11     OPINION OF SELLER'S COUNSEL

                           Buyer shall have received an opinion from the Elko
County District Attorney's office, dated as of the Closing Date and addressed to Buyer, regarding matters in Paragraphs 5.1, 5.2 and 5.6 and set forth in
Schedule 9.11 in regard to the laws of the State of Nevada, and from Fulbright & Jaworski L.L.P. regarding the requirement to make a filing under the Hart-Scott-Rodino Act, subject to customary conditions and limitations.

                  9.12     ADVERSE ACTION

                           No bona fide action or proceeding shall be pending
against either Buyer or Seller wherein an unfavorable judgment, decree or order would prevent or make unlawful the carrying out of the transactions contemplated by this Agreement or would compel Buyer's divestiture of all or any part of the Transferred Assets or any other assets of Buyer or its Affiliates or otherwise restrict Buyer's operation of the Transferred Assets; and no governmental agency shall have notified either Buyer or Seller (which notice has not been withdrawn) that the consummation of the transactions contemplated by this Agreement would constitute a violation of the Laws of any jurisdiction or would compel Buyer's divestiture of all or any part of the Transferred Assets or any other assets of Buyer or its Affiliates or otherwise restrict Buyer's operation of the Transferred Assets or that it has commenced or intends to commence proceedings to restrain the consummation of the transactions contemplated hereunder.

                  9.13     PAYMENT OF CERTAIN DEBT

                           Seller shall have paid all outstanding Tax Exempt
Debt incurred in connection with the Transferred Assets or otherwise encumbering the Transferred Assets or the revenues of the Hospital Business as specified in
Schedule 9.13.

                  9.14     ADVERSE CHANGE

                           There shall not have occurred after the date of this
Agreement any change that would be materially adverse to the results of operations, financial condition, prospects or operations of the Hospital, except to the extent contemplated by the Disclosure Memorandum and actions expressly contemplated hereunder; Seller shall not have suffered any material loss or damage to the Transferred Assets or the Hospital Business not covered by insurance. Seller shall not (a) be in receivership or dissolution, (b) have made any assignment for the benefit of creditors, (c) admitted in writing its inability to pay its debts as they mature, (d) have been adjudicated a bankrupt or (e) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statutes of the United States or any state, nor shall any such petition have been filed against it.

         10.      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

                  The obligations of Seller under this Agreement are subject to the satisfaction or Seller's waiver in writing, at or prior to the Closing, of each of the following additional conditions:

                  10.1     ACCURACY OF WARRANTIES AND REPRESENTATIONS

                           Each of the representations and warranties of Buyer
set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.

                  10.2     PERFORMANCE OF OBLIGATIONS

                           Buyer shall have performed all agreements and
covenants required by this Agreement to be performed by it on or prior to the Closing.

                  10.3     PAYMENT OF PURCHASE PRICE

                           Buyer shall have delivered, or caused to be
delivered, to Seller at the Closing (a) the immediately available funds described in Paragraph 2.2(c)(i), and (b) the assumption and undertaking of Assumed Obligations referred to in Paragraph 2.2(c)(ii).

                  10.4     OFFICER'S CERTIFICATE

                           Buyer shall have delivered to Seller (a) a
certificate, dated the Closing, executed by its President or any duly authorized Vice President, on behalf of Buyer certifying as to the satisfaction of the conditions set forth in Paragraphs 10.1 and 10.2, and (b) a good standing certificate for Buyer from the Delaware Secretary of State and qualification to do business in Nevada from the Nevada Secretary of State, dated as of a date not earlier than ten (10) Business Days prior to the Closing Date.

                  10.5     CERTIFIED RESOLUTIONS

                           Buyer shall have delivered to Seller: (a) the
resolutions of the Board of Directors of Buyer authorizing the execution of this Agreement and the performance of the transactions contemplated hereby which shall be certified as true, correct and effective as of the Closing Date by the Secretary or Assistant Secretary of Buyer, and (b) an incumbency certificate of Buyer which shall be certified as true, correct and effective as of the Closing Date by the Secretary or Assistant Secretary of Buyer. Buyer shall deliver to Seller, a certificate of corporate existence of Buyer from the state of its incorporation and evidence of qualification to do business in Nevada, dated the most recent practical date prior to the Closing.

                  10.6     OPINION OF BUYER'S COUNSEL

                           Seller shall have received an opinion from Waller
Lansden Dortch & Davis, A Professional Limited Liability Company, dated as of the Closing Date and addressed to Seller, regarding the matters set forth in Paragraphs 7.1 and 7.2, subject to customary conditions and limitations.

                  10.7     ADVERSE ACTION

                           No bona fide action or proceeding shall be pending
against either Buyer or Seller wherein an unfavorable judgment, decree or order would prevent or make unlawful the carrying out of the transactions contemplated by this Agreement or would compel Buyer's divestiture of all or any part of the Transferred Assets or otherwise restrict Buyer's operation of the Transferred Assets; and no governmental agency shall have notified either Buyer or Seller (which notice has not been withdrawn) that the consummation of the transactions contemplated by this Agreement would constitute a violation of the Laws of any jurisdiction or would compel Buyer's divestiture of all or any part of the Transferred Assets or otherwise restrict Buyer's operation of the Transferred Assets or that it has commenced or intends to commence proceedings to restrain the consummation of the transactions contemplated hereunder.

                  10.8     ADVISORY BOARD

                           Pursuant to the Nevada Transfer Law, Buyer shall have
made appropriate provisions for an Advisory Board (as set forth in Paragraph 13.12) in the Articles of Incorporation of Buyer (or its permitted transferee under Paragraph 17.5).

                  10.9     CONTRACTS

                           Buyer shall have entered into binding commitments on
terms satisfactory to Seller (a) to lease the ambulance barn property to Seller or its designee, (b) to extend the jail food contract with the County of Elko, and (c) to continue to provide space and services at the Hospital on the same terms as of the date hereof to the (i) Auxiliary and (ii) to the extent legally permissible, to the Hospice; and Buyer shall have executed the Capital Construction Agreement, substantially in the form of Exhibit 13.16.

                  10.10    ADVERSE CHANGE

                           There shall not have occurred after the date of this
Agreement any change that would be materially adverse to the results of operations, financial condition, prospects, or operations of the Buyer. Buyer shall not (a) be in receivership or dissolution, (b) have made any assignment for the benefit of creditors, (c) admitted in writing its inability to pay debts as they mature, (d) have been adjudicated a bankrupt or (e) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or any arrangement with creditors under the federal bankruptcy law or any other similar law or statutes of the United States or any state, nor shall any such petition have been filed against it.

         11.      CLOSING

                  The Closing shall take place on June 30, 1998, at Elko, Nevada, at a time and a location mutually agreeable to the Parties, or such sooner date as mutually acceptable to Buyer and Seller; provided all conditions precedent to the Parties' obligations set forth in Paragraphs 9 and 10 shall have been satisfied, waived or are capable of being performed as of such date. If the conditions specified in this Agreement have not been fulfilled by such date, subject to the limitation set forth in Paragraph 16.1(e), either Buyer or Seller may defer the Closing for a reasonably necessary period or periods by written notice to the other Party. The date on which the Closing actually occurs shall be referred to herein as the "Closing Date". The Closing shall be effective for all purposes as of 11:59 p.m. (determined by reference to the Pacific time zone) on the day immediately preceding the Closing. The term "Closing" as used in this Agreement shall mean the meeting of Buyer and Seller at which the documents and instruments referred to in Paragraph 9.8 are delivered to Buyer, the documents and funds referred to in Paragraph 10.2 are delivered to Seller and the other actions required to be taken hereunder shall have been taken.

                  11.1     PRE-CLOSING

                           A preclosing of the transactions contemplated
hereunder may, if either Party so elects, be held at a time and place mutually agreeable to legal counsel to each of the Parties on the day preceding the Closing Date.

                  11.2     DELIVERIES AT CLOSING

                           At the Closing, Buyer shall cause the Purchase Price
referred to in Paragraph 2.2(c)(i) to be wired to the account or accounts designated by Seller and, upon written confirmation from the sending bank that said wire transfer has commenced (which written confirmation shall include the confirmation number of such wire transfer), the Parties shall take the actions set forth below:

                           (a) Seller shall deliver to Buyer the deeds and other
instruments of transfer, conveyance and assignment as described in Paragraph 9.8, the other agreements, documents and instruments referred to in Paragraph 9, and a list of the source or access codes to computers, the combinations to any safe and the location of any safe deposit boxes, together with the keys to any of the foregoing.

                           (b) Buyer shall deliver to Seller the agreements,
certificates, documents and instruments referred to in Paragraph 10.

                  11.3     [INTENTIONALLY LEFT BLANK]

         12.      CASUALTY AND CONDEMNATION

                  12.1     CASUALTY

                           If any material part of the Transferred Assets are
damaged, lost or destroyed (whether by fire, theft, vandalism or other casualty) in whole or in part prior to the Closing Date, Seller shall promptly notify Buyer of the same. If the fair market value of such damage or destruction does not exceed the lesser of $ 1,000,000 or 10% of the allocated portion of the Purchase Price for such Transferred Assets set forth in Schedule 13.4, Seller shall, at Buyer's option, either (a) reduce the Purchase Price by the net book value of the assets destroyed, as reflected on the Interim Statements, or (b) transfer the insurance proceeds or the rights to insurance proceeds of applicable insurance to Buyer, and Buyer shall restore the improvements. If any part of the Transferred Assets is damaged, lost or destroyed (whether by fire, theft, vandalism or other cause or casualty) in whole or in part prior to the Closing and the fair market value of such damages exceeds the lesser of $ 1,000,000 or 10% of such allocated portion of the Purchase Price, Buyer may elect either to (d) require Seller to transfer the proceeds (or the right to the proceeds) of applicable insurance to Buyer, and Buyer shall restore the improvements, or (e) terminate this Agreement by written notice to Seller within ten (10) Business Days after Seller's delivery to Buyer of Seller's notice as described above.

                  12.2     CONDEMNATION

                           From the date hereof and until the Closing, in the
event that any material portion of the Transferred Assets (including access thereto or parking therefor) is taken, reduced or restricted by any pending, threatened or contemplated condemnation or eminent domain proceeding or otherwise, then Buyer, at its sole discretion, may elect to terminate this Agreement by written notice to Seller within five (5) Business Days after the date that Buyer receives notice of the taking or threatened taking.

         13.      ADDITIONAL COVENANTS

                  The following provisions shall apply, and the following actions shall be taken, prior to or subsequent to the Closing:

                  13.1     FURTHER DOCUMENTATION OR ACTION

                           From time to time, at the request of either Party,
whether on or after the Closing, without further consideration, either Party, at its expense and within a reasonable amount of time after request hereunder is made, shall execute and deliver such further instruments of assignment and transfer and take such other action as may be reasonably required to assign and transfer more effectively the Transferred Assets to Buyer in a manner consistent with the terms and conditions of this Agreement, deliver or make the payment of the Purchase Price to Seller or any amounts due from one Party to the other pursuant to the terms or this Agreement, confirm Seller's ownership of the Retained Assets or otherwise carry out the purposes of any provision of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Transferred Asset, or assume any Assumed Obligation, if the attempted assignment or assumption of the same, as a result of the absence of a consent or authorization of a third party, would constitute a breach or default under any lease, agreement or commitment or would in any way adversely affect the rights, or increase the obligations, of Buyer or Seller with respect thereto; provided, however, that the assignment of any contract, including, without limitation, Medicare, Medicaid and similar provider agreements, which may lawfully be made subject to customary conditions subsequent (such as need surveys, evaluations of Buyer or other determinations by the counter parties to such agreements) shall be deemed not to constitute a default under, or in any way adversely affect the rights or increase the obligations of Buyer with respect to, such lease, agreement or commitment, unless the counter party indicates prior to the Closing that such condition or conditions subsequent are not likely to be met. If any such consent or authorization is not obtained, or if an attempted assignment or assumption would be ineffective or would adversely affect the rights or increase the obligations of Seller or Buyer with respect to any such lease, agreement or commitment, so that Buyer would not, in fact, receive all such rights, or assume the obligations, of Seller with respect thereto as they exist prior to such attempted assignment or assumption, then Seller and Buyer shall enter into such reasonable cooperative arrangements as may be reasonably acceptable to both Buyer and Seller (including, without limitation, sublease, agency, or payment arrangements and enforcement for the benefit of Buyer of any and all rights of Seller against an involved third party) to provide for Buyer the benefits of such Transferred Asset or to relieve Seller from the obligations of such Assumed Obligation, and any transfer or assignment to Buyer by Seller of any such Transferred Asset, or any assumption by Buyer of any such Assumed Obligation, which shall require the consent or authorization of a third party that is not obtained shall be made subject to such consent or authorization being obtained.

                           Furthermore, Seller agrees to continue to use its
reasonable best efforts after Closing to assist Buyer in obtaining written confirmation of Buyer's right (i) to continue to obtain heat for the Hospital from the geothermal line underlying the Real Property and subject to a certain Interlocal Contract, dated as of December 19, 1985 (the "Interlocal Contract"), on the same terms as presently enjoyed by the Hospital; and (ii) to continue to sublease from the Elko County Fair Board (the "Fair Board") a certain parking lot located on 13th Avenue in Elko, Nevada, owned by the City of Elko and leased to the Fair Board, on the same terms as presently enjoyed by the Hospital. Seller acknowledges it has represented to Buyer that it has received verbal consents from all relevant parties to the matters described in the immediately preceding sentence.

                  13.2     PRESERVATION OF AND ACCESS TO RECORDS

                           (a) Owner of Hospital Records. The term "Hospital
Records" shall mean (a) all or any portion of the medical, clinical and other records directly or indirectly associated with the admission, care and treatment of patients (excluding, however, all billing, other financial and marketing information related thereto) for periods ending on or prior to the Closing Date (the "Patient Records"), and (b) all or any portion of the financial and other records and files of the Hospital Business (including patient billing, other financial and marketing information, whether or not included as part of the "financial jacket" of the Patient Records) for periods ending on or prior to the Closing Date, but excluding Seller's minute books, tax records and Proprietary Documents and documents related solely to the Retained Assets and Excluded Liabilities ("Business Records"), and upon the Closing, Seller shall be deemed to have assigned and transferred to (or, if necessary, waived and released solely in favor of) Buyer and shall be deemed to have consented to Buyer's access to all such records, documents and materials. As set forth in Paragraph 1.1, the Hospital Records are Transferred Assets. Notwithstanding the foregoing, the Parties shall cooperate in providing copies and access to the Hospital Records as set forth below.

                           (b) Seller's Access. Buyer shall retain the Hospital
Records at the Hospital (or at such other locations within Elko, Nevada, as Buyer, in its reasonable discretion, shall determine from time to time) at Buyer's cost, from and after the Closing for the full period required by applicable Laws, but at least for a period of 5 years (and, if at the expiration thereof any tax or Payor audit or administrative or judicial proceeding is in process or the applicable statute of limitations has been extended, for such longer period as such audit or proceeding is in process or such statutory period has been extended) (the "Document Retention Period"). After the Closing, Buyer shall grant, and Seller shall have, access to the Hospital Records (including any Patient Records) as needed for any lawful purpose; provided, however, that Seller shall not have access to any Hospital Record the disclosure of which would be prohibited by any Law; and provided further, that any Hospital Records delivered to or made available to Seller and its representatives shall be treated as confidential by Seller and its representatives, shall not be disclosed or communicated to any other Person other than Seller and its representatives who are reasonably required to have access to such information (unless Seller is compelled to disclose the same by judicial or administrative process), shall be returned to Buyer when Seller's use therefor has terminated. Buyer shall instruct the appropriate employees of the Hospital to cooperate in providing access to such records to Seller and its authorized representatives as contemplated herein. Access to such records shall be, whenever reasonably possible, during normal business hours and with at least 24 hours prior written notice to Buyer of the time when such access shall be needed. Seller's employees, representatives and agents shall conduct themselves in such a manner so that Buyer's normal business activities shall not be unduly or unnecessarily disrupted. Any reasonable, documented, out-of-pocket expenses incurred by Buyer to third parties in providing Seller the access contemplated by this Paragraph 13.2(b) shall be promptly reimbursed to Buyer by Seller.

                           (c) Destruction Notice. After the expiration of the
aforementioned Document Retention Period, Buyer may, in its discretion, upon ninety (90) days prior written notification to Seller (the "Destruction Notice"), destroy any Hospital Records in its possession; provided, however, within eighty (80) days after its receipt of the Destruction Notice, Seller shall have the right, at its own expense, to require Buyer to deliver any such records to Seller, and Buyer shall thereupon deliver the same to Seller. Anything herein to the contrary notwithstanding, Buyer shall have the right to destroy any of the Business Records at any time after the fourth anniversary of the Closing Date provided that (i) Buyer delivers to Seller a Destruction Notice at least ninety (90) days prior to the date on which Buyer intends to destroy such Business Records, and (ii) Seller does not, within eighty (80) days after its receipt of the Destruction Notice, notify Buyer that Seller wants such records delivered to Seller at Seller's sole cost and expense. Upon the timely delivery of any such notice to Buyer, Buyer shall deliver to Seller the Business Records specified therein. Buyer shall not destroy any Hospital Records or Business Records which either Seller or Buyer were or are then required by Law to maintain for longer periods.

                  13.3     LITIGATION COOPERATION

                           After the Closing, upon reasonable written request,
each Party shall cooperate with the other, at the requesting Party's expense (but including only out-of-pocket expenses to third parties and not the costs incurred by any Party for the wages or other benefits paid to its officers, directors, employees, or agents), in furnishing information, testimony and other assistance in connection with any actions, tax or cost report audits, proceedings, arrangements or disputes involving either of the Parties (other than in connection with disputes between the Parties) and based upon contracts, arrangements or acts of Seller which were in effect or occurred on or prior to the Closing and which related to the Hospital Business or the Transferred Assets, including, without limitation, arranging discussions with, and the calling as witnesses of, officers, directors, employees, agents and representatives of Buyer and Seller.

                  13.4     ALLOCATION OF PURCHASE PRICE

                           The Purchase Price shall be allocated among each of
the Transferred Assets (or, where more practical, each category of Transferred Assets) in accordance with Schedule 13.4. Except as otherwise required by Law, Seller and Buyer hereby agree to allocate the Purchase Price in accordance with
Schedule 13.4, to be bound by such allocations for all purposes, to account for and report the purchase and sale of the Transferred Assets contemplated hereby for all purposes (including, without limitation, financial, accounting, and federal and state tax purposes) in accordance with such allocations, and not to take any position (whether in financial statements, tax returns, tax audits or otherwise), which is inconsistent with such allocations without the prior written consent of the other Party.

                  13.5     [INTENTIONALLY LEFT BLANK]

                  13.6     RETAINED ASSETS AND RECEIVABLES

                           (a) General Rule. Any asset (including all
remittances and all mail and other communications) that is determined by the Parties' agreement, or, absent such agreement, determined by litigation, to be a Retained Asset and that is or comes into the possession, custody or control of Buyer or any of its Affiliates shall forthwith be transferred, assigned or conveyed by Buyer or such Affiliate to Seller, and, until such transfer, assignment and conveyance, Buyer and its Affiliates shall not have any right, title or interest in such asset, but instead shall hold such asset in trust for the benefit of Seller. Any asset (including all remittances and mail and other communications)





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that is determined by the Parties' agreement or, absent such agreement, determined by litigation, to be or otherwise relate to a Transferred Asset (including the proceeds of Medicare Receivables) and that is or comes into the possession, custody or control of Seller shall forthwith be transferred, assigned and conveyed by Seller to Buyer, and, until such transfer, assignment and conveyance, Seller shall not have any right, title or interest in such asset, but instead shall hold such asset in trust for the benefit of Buyer.

                           (b) Straddle Patient Receivables. To compensate
Seller for services rendered and medicine, drugs and supplies provided through the Closing Date with respect to patients ("Straddle Patients") who were admitted to the Hospital on or before the Closing Date and discharged by the Hospital after the Closing Date, the following shall apply: All capitation, per diem and other periodic interim payments which are received by Buyer after the Closing Date which, pursuant to the remittance advice which accompanies such payment or otherwise, are attributable to a period on or before the Closing Date shall constitute Receivables for all purposes of this Agreement (including, without limitation, for purposes of calculating the Purchase Price). Any capitation, per diem and other periodic interim payment received by Buyer after the Closing Date which, pursuant to the remittance advice which accompanies such payment or otherwise, is attributable partially to a period ending on or before the Closing Date and partially to a period after the Closing Date shall be prorated to reflect the number of days included within such periodic interim payment which occurred on or before the Closing Date, and such prorated amount shall be included within the foregoing sentence.

                           (c) Medicare Receivables. Notwithstanding anything in
this Agreement that might be construed to the contrary, this Agreement shall not constitute an agreement to assign any Medicare Receivable. Seller hereby appoints, effective as of the Closing Date, Buyer (either alone or through an Affiliate) as its agent to collect the Medicare Receivables and apply the proceeds therefrom in discharge of Seller's obligation to deliver the same to Buyer pursuant to Paragraph 1.1(n), and Buyer hereby accepts such appointment. Upon receipt of such proceeds, Buyer shall retain the same in satisfaction of Seller's obligation set forth in Paragraph 1.1(n). All procedures and requirements specified herein (including, without limitation, Buyer's obligations under Paragraph 13.6(b)) for the collection of Receivables shall be fully applicable to such Medicare Receivables, except that any provisions herein that would otherwise require or provide for Buyer's "reassignment" of a Receivable that is non-assignable to Buyer in the first instance shall be construed to require or provide that Buyer, as agent for Seller, return pertinent documentation respecting such Medicare Receivable to Seller to permit further collection efforts with respect to such Medicare Receivable by Seller (in accordance with such collection efforts and procedures as Seller, in its sole discretion, shall determine). Buyer shall use reasonable commercial efforts to collect the Medicare Receivables but shall not be required to file any lawsuit or commence any other proceeding to collect any Medicare Receivable. Seller covenants and agrees not to instruct any Payor to send any payments with respect to the Medicare Receivables to any location other than the location of the Hospital.

                  13.7     COST REPORT AUDITS AND CONTESTS

                           After the Closing and for the period of time
necessary to conclude any pending or potential audit or contest of any cost reports with respect to the Hospital concerning periods ending on or before the Closing Date, Buyer shall, within five (5) Business Days of Buyer's receipt of the same, forward to Seller all information received from Payors relating to periods ending on or prior to the Closing Date, including, without limitation, cost report settlements, notices of program reimbursements, demand letters for payment and proposed audit adjustments. Upon the reasonable request of Seller, Buyer shall assist Seller (including by providing the reasonable support of its employees at no cost to Seller, except reimbursement for Buyer's reasonable, documented, out-of-pocket third party expenses) in obtaining information deemed by Seller to be necessary or convenient in connection with any audit or contest of such reports. Buyer's services hereunder shall be purely ministerial in nature and under no circumstances shall Buyer perform any services which will cause Buyer to become an agent or other fiduciary of Seller with respect to such audits or contests.

                  13.8 FILING COST REPORTS: AMOUNTS DUE TO OR FROM THIRD PARTY PAYORS

                           (a) Filing Procedures. Buyer shall assist Seller in
the preparation of all cost reports (including terminating cost report) and other filings required to be filed with Medicare, other Payors or governmental agencies with respect to operations of the Hospital Business for periods ending on or prior to the Closing Date by providing the reasonable support of its employees, at no cost to Seller, except reimbursement for Buyer's reasonable, documented, out-of-pocket third party expenses in obtaining financial information or data deemed by Seller to be necessary for the preparation of such cost reports and other filings. Such cost reports and filings shall be prepared in a manner consistent with the principles applied and practices followed by Seller in the preparation of such cost reports and filings which were filed prior to the date of this Agreement.

                           (b) Retained Rights and Obligations. Seller shall
retain all rights to any amounts receivable from and remain obligated for all amounts due to Medicare or such other Payors with respect to such filed cost reports or filings for periods ending on or before the Closing (as reflected thereon or as finally determined by the audit, contest or other adjustment of such reports or filings), and the Parties hereby acknowledge and agree that Buyer is not hereby being assigned or assuming any of the same. Buyer shall promptly notify Seller of such amounts due to Medicare or other Payors from Seller or any amounts due from Medicare or other Payors to Seller which are being withheld by Medicare or such other Payors and the reasons therefor. Seller's rights shall include, without limitation, the right to dispute or to appeal any determinations relating to such reports.

                  13.9     EMPLOYEE MATTERS

                           (a) Active Employees. Buyer shall offer to hire,
effective on the Closing Date, each of the then active employees of the Hospital Business for the equivalent position and same salary or hourly rate of compensation being paid to such employee as of the Closing. ("Active Employees"). For purposes of this Agreement, active employees are those employees who are actually providing services to the Hospital Business (including those employees who are temporarily absent or on leave due to vacation or other matters in compliance with Law or Seller's policies pertaining to employee matters). Seller shall have the right but not the obligation to continue to employ or offer to employ any Active Employee who declines Buyer's offer of employment.

                           (b) Hiring of Active Employees by Buyer. Buyer shall
hire at the Closing the Active Employees who elect to accept employment with Buyer (the "Hired Employees"). Buyer agrees to give the Hired Employees full credit for the Paid Time Off, either by allowing such employees such Paid Time Off as to which such employees would have been entitled under the policies of Seller if such employees had remained employees of Seller or, upon termination of




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



employment, by making full payment to such employees of the Paid Time Off that such employees would have received under the policies of Seller had they been terminated while in Seller's employ. The initial annual salaries or hourly rates of compensation, as applicable, paid by Buyer to the Hired Employees, shall provide the base for any adjustments in respect of any such employees following the Closing, with the adjustments to be determined in accordance with the policies and practices from time to time in effect for Buyer's employees in general.

                           (c) Health Benefits. Buyer shall provide the Hired
Employees the program of health care benefits that are made available to Buyer's employees in general, such benefits which are to be effective as to the Hired Employees as of the Closing shall be as set forth in Schedule 13.9(c); provided, however, that such health care benefits shall be immediately available to the Hired Employees as of the Closing Date who were then participants of and entitled to receive benefits under Seller's health care plans without any limitation with respect to preexisting conditions, and such Hired Employees shall become as of the Closing Date participants thereunder, without regard to any applicable waiting period. Buyer shall give each Hired Employee credit for deductibles that have been met under Seller's health benefits as of the Closing Date and credit for his or her prior service with Seller for purposes of satisfying any waiting periods of Buyer's health care plans with respect to eligibility to participate or preexisting conditions.

                           (d) Continued Employment; Severance Benefits.
Following the Closing, Buyer shall use reasonable efforts to retain Hired Employees for so long as their services are satisfactory and as long as the level of staffing is not detrimental to the success of the Hospital. In the event of an employee reduction, Buyer shall provide each Hired Employee who is thereby terminated and who is otherwise eligible for severance benefits, the severance benefits set forth in Schedule 13.9(d).

                           (e) No Employment Contract. The understandings set
forth in this Paragraph 13.9 and Paragraph 13.10 are solely for the purpose of defining the obligations between Buyer and Seller with respect to the individuals employed in the operation of the Hospital Business as of the Closing Date and shall not be construed as creating any employment contract between either Buyer or Seller, on the one hand, and any such employee, on the other, nor to create or modify any Plan. All such employees shall remain terminable at will by Buyer or Seller, as the case may be, except to the extent otherwise required by Law or any preexisting employment or other contracts which have been specifically assumed by Buyer hereunder.

                  13.10    EMPLOYEE BENEFIT PLANS

                           (a) Termination of Seller's Plans. Except as may
otherwise be provided in this Paragraph 13.10, Seller (a) shall terminate as of the Closing Date the active participation of all Hired Employees in all of the Plans covering such employees, and (b) shall cause the Plans to make timely appropriate distributions, to the extent required, to the Hired Employees in accordance with, and to the extent permitted by, the terms and conditions of such Plans. Buyer and Seller shall coordinate and cooperate prior to Closing as to communications to the employees of the Hospital Business notifying such employees of their rights in respect of their cessation of active participation in the Plans, which rights shall include, among others, such employees rights under continuation coverage requirements pursuant to COBRA, 42 U.S.C. ss.300bb-1, et seq., if applicable, and certificates of group health coverage under HIPAA.




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



                           (b) Credit to Hired Employees for Prior Service.
Buyer shall give each Hired Employee credit for his or her prior service with Seller for the purpose of determining eligibility to participate and vesting with respect to accrual of benefits subsequent to Closing in all employee benefits of Buyer made available to its employees in general, including, without limitation retirement, severance and Paid Time Off, with the exception of healthcare benefits subject to HIPAA; provided, however, eligibility for and vesting of severance benefits after the Closing shall be determined in accordance with the provisions of Paragraph 13.9(d). Buyer shall treat prior service with Seller as continuous under HIPAA.

                  13.11    USE OF CONTROLLED SUBSTANCE PERMITS

                           To the extent permitted by Law, Buyer shall have the
right, for a period not to exceed ninety (90) days following the Closing Date, to operate under the Permits of Seller relating to controlled substances and the operations of pharmacies and laboratories, until Buyer is able to obtain such permits for itself. In furtherance thereof, Seller shall execute and deliver to Buyer special limited powers of attorney as reasonably requested by Buyer and in form and substance satisfactory to Seller. Buyer acknowledges that it shall apply for all such Permits as soon as reasonably practicable before and after the Closing Date and shall diligently pursue such applications. Buyer shall indemnify and hold Seller harmless from and against all losses, liabilities, damages, costs and expenses, including reasonable attorneys' fees, actually incurred, paid or required under penalty of Law to be paid by Seller resulting in whole or in part from the use of such Permits by Buyer.

                  13.12    ADVISORY BOARD

                           (a) Within thirty (30) days following the Closing and
Buyer's receipt of the Advisory Board candidate recommendations from the Elko County Commissioners as contemplated below, and for so long as Buyer owns and operates the Hospital (including the New Facility), Buyer shall establish and maintain as an adjunct to Buyer's governing board for the Hospital Business, an advisory board (the "Advisory Board") which shall have the responsibilities related to the Hospital Business (including the New Facility) set forth below. The Advisory Board shall be comprised of nine (9) members consisting of persons who represent a broad cross-section of people to be served by the Hospital as required under the Nevada Transfer Law, to be selected by Buyer from candidates recommended by the Commissioners of Elko County, three (3) of which will be active members of the medical staff and have privileges at the Hospital. The members of the initial Advisory Board will include at least two (2) persons who are members of the Hospital Board of Trustees as of the Closing. The members of the Advisory Board shall hold office for a three-year term or until their earlier resignation or removal. A person may not serve more than two consecutive full terms as a member of the Advisory Board (i.e., six (6) years), but after a one year absence may serve up to two more consecutive terms. Members may be removed, with or without cause, by mutual agreement of Buyer and the Elko County Commissioners. Any member may resign at any time by notifying the Elko County Commissioners and the Hospital Administrator. Any vacancy will be filled for the unexpired term in the same manner as provided above by Buyer from a list of candidates provided by the Elko County Commissioners. Members of the initial Advisory Board will serve terms of office as follows:

                  Three (3) shall hold one year terms
                  Three (3) shall hold two year terms
                  Three (3) shall hold three year terms

The determination of which persons shall serve terms as set forth above shall be determined by Buyer and Seller at the time of their selection.

                           (b) The Advisory Board shall have the following
responsibilities, and such other duties as may be delegated to it from time to time by Buyer:

                                    (i) Assist in the development of policy
respecting governance, advising the Buyer regarding strategic planning and policies and monitoring progress towards strategic goals;

                                    (ii) Recommending and/or advising with
respect to candidates for the position of the Hospital's Chief Executive Officer and for other strategic positions;

                                    (iii) Review and approval pursuant to
Paragraph 13.14 any material changes in, or termination of, medical services provided by the Hospital Business;

                                    (iv) Participation in the review of capital
and operating budgets and facility planning for the Hospital Business, including the New Facility;

                                    (v) Fostering community relationships and
identifying service and education opportunities;

                                    (vi) Review reports of patient, employee and
physician satisfaction;

                                    (vii) Approving new charity care policies
pursuant to Paragraph 13.13;

                                    (viii) Adopting procedural rules relative to
the conduct of the Advisory Board meetings.

                           (c) The Parties acknowledge that the primary purpose
of this Paragraph 13.12 is to ensure community input and, to the degree herein provided, direction on health care in Elko County. Accordingly, Buyer also agrees to consult with the Advisory Board prior to any direct or indirect involvement in or operation of any clinic or health facility in Elko County other than the Hospital or the New Facility. The Advisory Board shall be convened for at least six (6) meetings per year of which at least two meetings will be open to the general public to attend and have an opportunity to comment; regular meetings shall be convened by Buyer and if not timely convened by Buyer, or in the event it is reasonably believed that a need exists for a special meeting, then the chair of the Advisory Board or 3 members of the Advisory Board may convene a meeting, provided, that the number of Advisory Board meetings shall not be unreasonably excessive. Notice of the meetings open to the public shall be posted conspicuously at the Hospital at least five (5) days in advance of the meeting. Buyer shall provide the Advisory Board, subject to reasonable restrictions on confidentiality so as not to disadvantage the Hospital competitively, a copy of annual financial statements for the Hospital Business.

                  13.13    CHARITY AND INDIGENT CARE POLICIES

                           After the Closing and for so long as Buyer owns and
operates the Hospital Business (including the New Facility), Buyer shall comply with the Nevada Transfer Law and shall cause the Hospital (or New Facility) to adopt and maintain as its policies concerning charity and indigent care, the policies set forth in Schedule 13.13 (or new policies approved by the Advisory Board that provide an equivalent or greater benefit to the local community), and Buyer shall continue to apply such policies in a similar manner as heretofore applied by Seller. Consistent with such policies and Nevada Transfer Law, Buyer shall not charge Elko County an amount in excess of the actual cost of providing such indigent care and agrees to receive any person falling sick or maimed within Elko County. In addition, Hospital and New Facility shall qualify for participation in the Medicare and Medicaid programs as well as initiate outreach programs to promote the wellness of the poor in Elko County and to maintain and enhance other community benefits provided by the Hospital.

                  13.14    CONTINUATION AND EXPANSION OF SERVICES

                           Following the Closing, Buyer will operate the
Hospital (including New Facility) as a community-based, general acute care facility and use best efforts to maintain JCAHO accreditation (or other accreditation status which provides deemed provider status under the Medicare/Medicaid programs) and Medicare/Medicaid provider status. Services of Hospital (and New Facility) shall be available to all persons regardless of race, religion, national origin, social or economic standing or financial circumstances. Unless otherwise approved in writing by the Advisory Board, Buyer agrees to use all reasonable commercial efforts to continue to provide, in all material respects, at least the same level and percentage of inpatient and outpatient services offered by the Hospital Business as of the date of this Agreement. As part of its obligation to maintain the services now offered by Seller, subject to the qualifications and conditions set forth in the preceding sentence, Buyer shall continue to support the services set forth on Schedule 13.14, consistent with the past policies and practices of Seller. The approval rights granted to the Advisory Board in this Paragraph 13.14 are conditioned upon the Advisory Board not unreasonably withholding approval for reasonable changes requested by Buyer, taking into account all circumstances, including changes in community needs and in Laws enacted after the Closing Date and the financial impact of such changes upon the Hospital Business.

                  13.15    MEDICAL STAFF BYLAWS

                           Buyer hereby adopts as the Medical Staff Bylaws for
the Hospital, effective as of the Closing, the Medical Staff Bylaws in effect on the Closing Date and hereby extends to the Medical Staff of the Hospital as of the Closing Date, the same medical staff privileges and membership status they enjoyed on the Closing Date, subject to any existing peer review or other proceedings.

                  13.16    NEW FACILITY; CAPITAL COMMITMENT

                           Within the three year period following the Closing,
Buyer shall, at its sole cost and expense, use best efforts to acquire, develop, construct, market and operate the New Facility, consistent with the requirements set forth in Schedule 13.16 and the Capital Construction Agreement





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



attached hereto as Exhibit 13.16. In this regard, Buyer agrees to spend at least $30 million to develop, construct and complete the New Facility within 36 months of the Closing Date, and to use its best efforts to cause the development and construction of a medical office building on the campus of the New Facility and to negotiate in good faith with the County to assure the County is able to meet its obligations under NRS 450.470. Buyer shall promptly make appropriate filings to obtain a Certificate of Need for the New Facility consistent with the requirements forth in Schedule 13.16, but in no event later than 180 days after the Closing Date.

                  13.17    RIGHT OF FIRST REFUSAL; PURCHASE OPTION

                           (a) Right of First Refusal

                           (i) Notice. If, after the Closing, Buyer receives an
offer from, or desires to enter into an agreement with, a Person to acquire all or any material part of the Hospital Business (whether by means of a sale of stock or merger of an entity owning all or a material part of the assets comprising the Hospital Business, a sale or lease of all or a material part of the assets comprising the Hospital Business or other similar transaction) or to acquire or lease the Real Property (whether before or after Hospital services have been transferred to the New Facility), and Buyer desires to transfer the Hospital Business and/or the Real Property to such Person, Buyer shall not accept such offer or enter into such agreement (unless such offer or agreement is conditioned on Buyer's compliance with the provisions of this Paragraph), or complete such disposition to such Person, unless such proposed disposition is a Bona Fide Offer, in which event Buyer shall give Seller written notice of such Bona Fide Offer and proceed as provided below. For purposes hereof, the Hospital Business shall include the activity or business conducted at the Hospital and/or at the New Facility. The notice of Bona Fide Offer shall contain the following:

                                    (A) A description of the securities or of
the assets and properties that Buyer intends to transfer (the "Offered Assets");

                                    (B) A statement indicating the identity and
address of the proposed purchaser (the "Proposed Purchaser");

                                    (C) A statement indicating the proposed
purchase price (the "Proposed Price") and the other material terms and conditions of the proposed transfer (the "Proposed Terms"); and

                                    (D) An offer (the "Offer") to sell the
Offered Assets to Seller at the Proposed Price of the Bona Fide Offer on the Proposed Terms.

                           (ii)     Procedures

                                    (A) Seller shall have one hundred twenty
(120) days after delivery of the notice of Bona Fide Offer in which to accept or reject the Offer. Such acceptance shall be in writing and must be received by Buyer prior to the expiration of such 120 day period. If Seller does not accept the Offer within such 120 day period, Seller shall be deemed to have rejected the Offer, and Buyer thereupon shall be free, for a period of 12 months following the expiration of such 120 day period, to transfer the Offered Assets to the Proposed Purchaser at the Proposed Price and on the

Proposed Terms. If the Offered Assets are not so transferred within said 12 month period, or if there is any material change in the Proposed Purchaser, the Proposed Price or the Proposed Terms, then the assets of the Hospital Business and the Real Property shall again be subject to the provisions of Paragraph 13.17(a).

                                    (B) If Seller accepts the Offer within the
120 day period hereinabove provided, Buyer and Seller shall use their reasonable efforts to consummate the sale of the Offered Assets to Seller at the Proposed Price and on the Proposed Terms as soon as practicable thereafter. If Seller does not complete the purchase of the Offered Assets within one hundred twenty
(120) days after the date of its acceptance of the Offer, and provided Buyer is not in default of any of its obligations with respect to Seller and the consummation of the sale failed to occur solely due to the acts or omissions of Seller and through no fault of Buyer, all rights of Seller to acquire the Offered Assets, and the requirements of this Paragraph 13.17 applicable to the Hospital Business, automatically shall terminate and be of no further force or effect, and Buyer thereafter shall be free to sell or lease any or all of the assets comprising the Hospital Business or Real Property, as the case may be; provided, however, if Seller is diligently proceeding within financing of the purchase price, the period can be extended for up to 120 additional days with the consent of Buyer.

                                    (C) If Buyer proposes to sell the Offered
Assets for a consideration consisting, in whole or in part, of property other than cash or cash equivalents, then the Purchase Price to be paid by Seller for the Offered Assets shall be equal to the fair market value of such non-cash consideration, plus the amount of any cash consideration, and the full amount of the Purchase Price shall be payable in cash by Seller at the closing of the sale of the Offered Assets.

                           (iii) Permitted Transfers. Anything herein to the
contrary notwithstanding, the provisions of this Paragraph 13.17(a) shall not apply to any transaction (whether or not for value) with respect to any or all of the Hospital Business, or any of the assets thereof, (i) entered into by Buyer with any one or more of Buyer's Affiliates, or (ii) pursuant to which (A) there is a change of control of Buyer or (B) all or substantially all of Buyer's assets are sold; provided, however, Buyer and such Affiliate, in respect of (i) above, and any surviving entity, successor to Buyer or transferee of Buyer's assets, in respect of (ii) above, shall be required to agree to be bound to the same extent as Buyer hereunder by the terms of this Agreement which survive the Closing, including without limitation this Paragraph 13.17.

                           (b) Option to Purchase. In the event Hospital
(including New Facility) (i) loses its license to operate as a general acute care hospital under Nevada Law, or (ii) Buyer ceases to operate or determines to cease to operate Hospital as general acute care hospital, or (iii) loses its Medicare or Medicaid provider status (each, of the foregoing subparagraphs (i) through (iii) shall constitute a "Trigger Event"), it shall promptly notify Seller of such and Seller shall have an option to purchase the Hospital, in its sole election, at the then Appraised Value, all as set forth below. With respect to a Trigger Event specified in subparagraph (i) above, Buyer shall have 60 days to fully restore its license (subject to extension, upon Seller's consent, to 120 days), as long as Buyer is exercising diligent and sustained efforts to restore the license and to otherwise provide or arrange for the provision of hospital services to patients in Elko County. With respect to the Trigger Event specified in subparagraph (iii), Buyer shall have 6 months to fully restore such provider status (subject to extension, upon Seller's consent, to 12 months) as long as Buyer is exercising diligent and sustained efforts to restore the status and is providing hospital services so that no patient is required to pay any amount which they would not have otherwise been required to pay if such provider status had not been lost. Seller's purchase option shall be exercisable within a 90 day period following its receipt of notice of a Trigger Event (or 90 days after expiration of the cure period, if applicable). If Seller exercises such option, Seller shall have 150 days after exercise of its option to pay the Appraised Value. During the period between Seller's exercise of its purchase option and the closing thereof, Seller has the right to have a third party manage the Hospital and Buyer will cooperate fully in such operation of the Hospital. Notice by Buyer to Seller of a Trigger Event is not a condition precedent to Seller's exercise of its option hereunder if a Trigger Event actually occurs.

                           (c) Miscellaneous. The provisions of this Paragraph
13.17 are in addition to, and do not supersede, Seller's reversion rights under the Nevada Transfer Law, where applicable. The parties agree that a memorandum of this Paragraph 13.17 may be filed of record by Seller with the real property records of Elko County with respect to real property comprising the Hospital Business (including New Facility). To the extent that the rule against perpetuities is applicable thereto, but not otherwise, it is agreed that the rights and options granted in this Paragraph shall expire upon the date that is ninety (90) years after the date of this Agreement.

                  13.18    HILL BURTON

                           From and after Closing, Buyer shall continue to
satisfy Seller and Hospital's obligations, as represented in Paragraph 5.17, to provide community service under 42 C.F.R. 124, Subpart G.

                  13.19    DISPROPORTIONATE SHARE PAYMENTS

                           As a part of the conveyance of the Dispro Payments,
as a part of the Transferred Assets, to Buyer by Seller, (1) the Dispro Payments Promissory Note shall be payable in twelve (12) equal monthly installments commencing July 1, 1998, (2) contingent on receipt of timely payments under the Dispro Payment Promissory Note, Seller shall make intergovernmental transfer payments to the State of Nevada in the total amount of $1,500,000 in twelve (12) equal consecutive monthly installments, commencing July 1, 1998 and (3) Seller and Buyer agree to use reasonable best efforts in the collection and delivery to Buyer of the Dispro Payments. Seller and Buyer have agreed that Seller is conveying its right, title and interest in and to the Dispro Payments, and Buyer is executing and delivering the Dispro Payments Promissory Note, conditioned upon Buyer and Seller receiving reasonably satisfactory evidence, on or prior to June 30, 1998 that such conveyance of the Dispro Payments by Buyer, Seller's purchase thereof and the terms and conditions of any additional instruments or agreements necessary to effect such conveyance, are in compliance with applicable federal and Nevada law and are binding and enforceable. If Seller and Buyer are unable to reach agreement on or before June 30, 1998 that such arrangement is in compliance with law, upon notice by either Seller or Buyer to the other so stating, both the conveyance of the Dispro Payments and the Dispro Payments Promissory Note shall be null, void and of no further force and effect and neither Seller nor Buyer shall have any further obligation or liability one to the other in that regard.





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



         14.      SURVIVAL; LIMITATIONS

                  Notwithstanding any investigation made by Seller or Buyer, the representations and warranties made by the Parties shall survive the Closing for one year after the Closing; provided however, Seller's representations and warranties pursuant to Paragraph 5.17 ("Hill-Burton"), 5.18 ("Taxes"), 5.19 ("Employee Benefits"), and 5.22 ("Title to Personal Property") shall survive the Closing for the applicable statutory period of limitation. Notwithstanding the foregoing, the covenants made by the Parties in Section 13 survive the Closing for the periods stated therein or the applicable statutory period of limitations, whichever is longer; provided, however, the rights of a Party to be defended, indemnified or held harmless pursuant to the provisions of Paragraph
3.3 in respect of a breach of a representation or warranty made herein shall expire, with respect to Claims not asserted before such time, upon the expiration of such representation and warranty as provided in this Paragraph 14. Notwithstanding anything to the contrary contained herein, no claim by reason of a breach of a representation or warranty of either party hereunder shall be made until the aggregate amount of losses resulting for such claims shall exceed $30,000.

         15.      REMEDIES

                  (a) Buyer hereby agrees that a breach of the covenants contained in Paragraphs 13.12, 13.13, 13.14, 13.15, 13.16, 13.17 and 13.18 will result in irreparable harm and damage to Seller which cannot be adequately compensated for by a monetary award and that, in addition to all other remedies available in law or in equity, Seller and its successors and assigns shall be entitled to the remedy of a temporary restraining order, preliminary injunction or such other form of injunctive or equitable relief as may be issued by a court of competent jurisdiction to restrain or enjoin Buyer and its Affiliates from breaching the provisions of the Paragraphs referenced in this sentence or otherwise to specifically enforce the provisions of the Paragraphs referenced in this sentence.

                  (b) No remedy conferred by any of the specific provisions of this Agreement or such Related Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by a Party shall not, except as otherwise expressly provided for herein, constitute a waiver of the right to pursue other available remedies.

                  (c) From and after the Closing, if any Party hereto shall fail or refuse to perform any material term condition, obligation or covenant hereof which is operative after the Closing, such failure or refusal shall be regarded an "Event of Default." After an Event of Default occurs, the non-defaulting party may, at its option, give the defaulting party notice of the Event of Default setting forth what the Event of Default is and how it may be remedied. Such notice shall be sent as provided in Paragraph 17.1. The defaulting party shall have ten (10) days from the date the notice is received to remedy the Event of Default and, if such Event of Default will is not remedied within such period, the party giving the notice of default may institute such proceedings and pursue such remedies as may exist at law or in equity.

         16.      TERMINATION PRIOR TO CLOSING

                  16.1     TERMINATION UPON CERTAIN EVENTS

                           Either Buyer or Seller may, at or prior to the time
set for Closing, terminate this Agreement under any one of the following circumstances:

                           (a) If at the time for Closing (i) a bona fide action
or proceeding shall be pending against any Party wherein an unfavorable judgment, decree or order would prevent or make unlawful the carrying out of the transactions contemplated by this Agreement, or (ii) any governmental agency shall have notified any Party that the consummation of the transactions contemplated by this Agreement would constitute a violation of the Laws of any jurisdiction and that it has commenced or intends to commence proceedings to restrain the consummation of the transactions contemplated hereunder, and such agency has not withdrawn such notice prior to such termination; or

                           (b) The mutual written agreement of Seller and
Buyer; or

                           (c) By Seller, upon written notice to Buyer, if the
conditions of this Agreement to be complied with or performed by Buyer at or before the Closing shall not have been complied with or performed on or before the date specified for the Closing in Paragraph 11 (or such later date upon which the Parties shall mutually agree), and such noncompliance or nonperformance shall not have been waived by Seller; or

                           (d) By Buyer, upon written notice to Seller, if the
conditions of this Agreement to be complied with or performed by Seller at or before the Closing shall not have been complied with or performed on or before the date specified for the Closing in Paragraph 11 (or such later date upon which the Parties shall mutually agree), and such noncompliance or nonperformance shall not have been waived by Buyer;

                           (e) By the non-breaching Party, in the event either
Seller or Buyer commits a material breach of this Agreement;

                           (f) [intentionally left blank]

                           (g) If for any reason the Closing shall not have
occurred on or before 60 days after the Agreement Date.

                  16.2     EFFECT OF TERMINATION

                           If there has been a termination under Paragraph 16.1,
then this Agreement shall be deemed terminated, and all further obligations of the Parties hereunder shall terminate, except that those obligations set forth in the Confidentiality Agreement and Paragraphs 5.11, 7.8, 16.3 and 17.9(a) hereof.

                  16.3     LIQUIDATED DAMAGES

                           In the event this Agreement is terminated by either
Party pursuant to Paragraph 16.1(e), the Parties agree that the damages that would result from such a material breach hereof would be extremely difficult to determine in that both Parties are entering into this Agreement in the belief that consummation of this transaction will bring both tangible and intangible benefits to them and their respective constituencies and owners. Therefore, the Parties agree that in the event of a termination of this Agreement by a Party pursuant to Paragraph 16.1(e), the breaching Party shall pay to the non-breaching party the sum of One Million Dollars ($1,000,000) as liquidated damages and not as a penalty which shall be the sole and exclusive remedy for a breach hereof which results in a failure to Close.

         17.      GENERAL PROVISIONS

                  17.1     NOTICES

                           All notices, requests, demands, waivers, consents and
other communications hereunder shall be in writing, shall be delivered either in person, by telegraphic, facsimile or other electronic means, by commercial courier or by mail, and shall be deemed to have been duly given and to have become effective (a) upon receipt if delivered in person or by telegraphic, facsimile or other electronic means calculated to arrive on any Business Day prior to 6:00 p.m. local time at the address of the addressee, or on the next succeeding Business Day if delivered on a non-business day or after 6:00 p.m. local time, (b) one (1) Business Day after having been delivered to an air courier for overnight delivery, or (c) three (3) Business Days after having been deposited in the mails as certified or registered mail, return receipt requested, all fees prepaid, directed to the Parties or their assignees at the following addresses (or at such other address as shall be given in writing by a Party):


If to Buyer, addressed to:

                  PROVINCE HEALTHCARE COMPANY
                  Mr. Tom Anderson
                  Senior Vice-President
                  Acquisitions and Development
                  105 Westwood Place, Suite 400
                  Brentwood, TN 37027
                  Facsimile: (615) 370-4710

with a simultaneous copy to counsel for Buyer:

                  Howard T. Wall III, Esq.
                  General Counsel
                  Province Healthcare Company
                  109 Westpark Drive, Suite 180
                  Brentwood, TN 37027
                  Facsimile: (615) 370-4710

                  and

                  George W. Bishop III, Esq.
                  Waller Lansden Dortch & Davis
                  511 Union Street, Suite 2100
                  Nashville, TN 37219-8966
                  Facsimile: (615) 244-6804




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



If to Seller, addressed to:

                  ELKO COUNTY
                  569 Court Street
                  Elko, NV 89801
                  Attn: Cash A. Minor, Chief Financial Officer
                  Facsimile: (702)753-8535

with a simultaneous copy to counsel for Seller:

                  Kristin A. McQueary, Esq.
                  Elko County Chief Civil Deputy
                  575 Court Street
                  Elko, NV 89801
                  Facsimile: (720) 738-0160

                  and

                  J. A. (Tony) Patterson, Jr., Esq.
                  Fulbright & Jaworski L.L.P.
                  2200 Ross Ave., Suite 2800
                  Dallas, TX 75201
                  Facsimile: (214) 855-8200

                  17.2     FORM OF INSTRUMENTS

                           To the extent that a form of any document to be
delivered hereunder is not included herein, such document shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the recipient thereof and consistent with the provisions of this Agreement.

                  17.3     ATTORNEYS' FEES

                           In any litigation or other proceeding relating to
this Agreement or any Related Agreement, or any transactions contemplated herein or therein, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

                  17.4     TIME IS OF THE ESSENCE

                           (a) Time is hereby expressly made of the essence with
respect to each and every term and provision of this Agreement and any Related Agreement. The Parties acknowledge that each will be relying upon the timely performance by the other of its obligations hereunder and thereunder as a material inducement to each Party's execution of this Agreement and each Related Agreement. Consequently, the Parties agree that they are bound strictly by the provisions concerning timely performance of their respective obligations contained in this Agreement and each Related Agreement, and that if any attempt is made by either Party to perform an obligation required to be performed, or to comply with a provision of this Agreement or any Related Agreement required to





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



be complied with, in a manner other than in strict compliance with the time period applicable thereto, even if such purported attempt is but one day late, then such purported attempt at performance or compliance shall be deemed a violation of this Paragraph 17.4, shall be deemed in contravention of the intention of the Parties, shall be null and void and of no force or effect and shall constitute such Party's material default under this Agreement or such Related Agreement.

                           (b) Notwithstanding the foregoing, in the event that
any action or performance shall be due hereunder or under any Related Agreement on a Saturday, Sunday or any legal holiday for banks in the jurisdiction in which such action or performance is due or where the Party required to provide the same is located, the time for such performance shall automatically be extended until the end of the next Business Day.

                  17.5     SUCCESSORS AND ASSIGNS

                           (a) Restrictions on Assignment. Subject to Paragraph
17.5(b), the rights and obligations hereunder shall not be assignable or delegable by either party without the prior written consent of the other.

                           (b) Buyer's Limited Right to Assign. Prior to the
Closing Date, Buyer, may assign any or all of its rights and obligations with respect to the Hospital Business, the Transferred Assets and the Assumed Obligations to one or more corporations, partnerships, limited liability companies or any other Persons which are not individuals in which Buyer and its Affiliates hold all of the voting stock, partnership interests, membership interests or other ownership interests ("Buyer's Subsidiary"), provided that no such assignment shall relieve Buyer of any obligation or liability to Seller hereunder, and provided further that the following shall apply:

                                    (i) Buyer shall provide Seller of prompt
written notice of any such assignment, together with a copy of the written assignment, which assignment shall contain the provisions described in clauses
(ii), (iii), and (iv) below.

                                    (ii) No such assignment shall be effected if
the making of the assignment will result in Buyer's inability to obtain, or Buyer's increased difficulty in obtaining, any consent, approval or authorization required by Paragraph 9.4 or any Permit required by Paragraph 9.5, or in Buyer's inability to obtain, or increased difficulty in obtaining, any consent, approval or authorization required by Paragraph 6.4, and any such attempted assignment shall be void and of no force or effect.

                                    (iii) Buyer's Subsidiary shall irrevocably
appoint Buyer as its sole and exclusive representative and agent authorized to act for and to receive notices and payments on its behalf in all matters arising from or related to this Agreement.

                                    (iv) Buyer shall remain jointly and
severally liable to Seller and to third parties with respect to any Assumed Obligations transferred to Buyer's Subsidiary and the obligations of Buyer hereunder including without limitation, those set forth in Paragraph 13.

                  17.6     COUNTERPARTS

                           This Agreement and each of the Related Agreements may
be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  17.7     CAPTIONS AND PARAGRAPH HEADINGS

                           Captions and paragraph headings used herein or in any
Related Agreement are for convenience only and are not a part of this Agreement or such Related Agreement and shall not be used in construing it.

                  17.8     ENTIRETY OF AGREEMENT, AMENDMENTS

                           This Agreement (including the Schedules and
Disclosure Memorandum) and the Related Agreements and other documents and instruments specifically provided for in this Agreement contain the entire understanding between the Parties concerning the subject matter of this Agreement and such other documents and instruments and, except as expressly provided for herein, supersede all prior understandings and agreements, whether oral or written, between them with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, the provisions in Section B of the Confidentiality Agreement shall continue to be operative as specified therein. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the Parties hereto relating to the subject matter of this Agreement and such other documents and instruments which are not fully expressed herein or therein. This Agreement and each of the Related Agreements may be amended or modified only by an agreement in writing signed by all of the Parties hereto.

                  17.9     EXPENSES; PRORATIONS

                           (a) Except as expressly provided herein, each Party
shall bear and pay its own costs and expenses relating to the transactions contemplated by, or the performance of or compliance with any condition or covenant set forth in, this Agreement. In determining the costs and expenses of each Party hereunder, the following rules shall apply: (i) all costs of the Preliminary Title Reports, the Title Policy and any survey shall be borne by Buyer and all costs of the Inspection (except the Phase I Assessment, which has been paid by Seller) shall be paid by Buyer; (ii) any excise or sales tax with respect to the sale of the Transferred Assets shall be borne by Buyer; (iii) all documentary and other transfer taxes and recording fees shall be borne by Buyer;
(iv) the cost and expense of Accounting Firm shall be borne equally by Buyer and Seller; (v) all filing fees payable in connection with submissions to governmental agencies relating to the approval of the transactions contemplated hereby shall be paid by the Party filing the same; and (vi) all other costs, charges and expenses shall, except as otherwise provided in this Agreement, be allocated between Buyer and Seller in accordance with the customs of Elko County.

                           (b) All normal and customarily proratable items,
including taxes and utility bills, shall be prorated as of the Closing Date. The actual amounts will not be known as of the Closing Date; therefore, prorations shall be made on the basis of the Estimated Statement and will be settled in the context of the calculation of the Final Report pursuant to Section 2.2; provided, however, Buyer shall be solely responsible for all real estate and property taxes on the Transferred Assets which become due or assessed by reason of Buyer's ownership thereof.

                  17.10    CONSTRUCTION

                           This Agreement, the Related Agreements and any other
documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the Person who drafted the various provisions of the same. Each and every provision of this Agreement, the Related Agreements and such other documents and instruments shall be construed as though the Parties participated equally in the drafting of the same. Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement, the Related Agreements or such other documents and instruments.

                  17.11    WAIVER

                           Except as provided herein, the failure of any Party
to insist, in any one or more instances, on performance of any of the terms, covenants and conditions of this Agreement or any Related Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or thereunder or of the future performance of any such term, covenant or condition, but the obligations of the Parties with respect thereto shall continue in full force and effect. No waiver of any provision or condition of this Agreement or any Related Agreement by any Party shall be valid unless in writing and signed by such Party or operational by the terms of this Agreement or such Related Agreement. A waiver by one Party of the performance of any covenant, condition, representation or warranty of the other Party shall not invalidate this Agreement, nor shall such waiver be construed as a waiver of any other covenant, condition, representation or warranty. A waiver by any Party of the time for performing any act shall not constitute a waiver of the time for performing any other act or the time for performing an identical act required to be performed at a later time.

                  17.12    SEVERABILITY

                           If any provision of this Agreement is held to be
illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the Buyer or Seller under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the legal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible. It is the express intent of the Parties that the provisions of this Agreement and Related Agreements satisfy the conditions of the Nevada Transfer Law, and Buyer agrees to own and operate the Hospital and New Facility in a manner consistent therewith.

                  17.13    CERTAIN DEFINITIONS

                           (a) Use of Defined Terms. For purposes of this
Agreement, and the Related Agreements except as may be otherwise expressly stated therein, the following terms shall have the following meanings:




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



                           "Affiliate" of a specified Person shall mean any
other Person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person specified. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person.

                           "Appraised Value" shall mean the fair market value as
determined by an independent, MAI appraiser. If the two parties cannot agree as to a single appraiser within 20 days, then each shall appoint a qualified appraiser within 10 days thereafter and the two appraisers so selected shall select a third. The cost of the appraisal(s) shall be shared equally by the parties. The appraised value shall be the middle value of the three appraisers in the event a panel is convened.

                           "Bona Fide Offer" shall mean an arm's length offer
made by a Person (a) which is not an Affiliate of Buyer, (b) no member of the governing board or body of which is an officer, employee or director (or member of an equivalent governing board or body) of Buyer or an Affiliate of Buyer, (c) who does not own, directly or indirectly, 5% or more of the capital stock (in the aggregate if more than one class of stock exists) of Buyer, or an Affiliate of Buyer (whether as to any one of or in the aggregate for all of Buyer or an Affiliate of Buyer) and (d) which has the demonstrable ability, financially and in operational capability, to perform the obligations placed on Buyer under this Agreement.

                           "Business Day" shall mean any day other than
Saturday, Sunday or any other day on which banking institutions in Elko, Nevada are required or authorized by law to suspend operations.

                           "COBRA" shall mean 29 U.S.C. ss.ss. 1161 through
1169, 42 U.S.C. ss.ss. 300bb-1 et. seq., and Internal Revenue Code ss. 4980B.

                           "Cost Report Receivables" shall mean Medicare,
Medicaid and CHAMPUS receivables net of related payables relating to the settlement of cost reports of Seller for periods ending on or prior to the Closing Date, including depreciation "recapture" (gain or loss) herein, including, without limitation, recapture of previously reimbursed depreciation or their expenses.

                           "Disclosure Memorandum" shall mean that certain
memorandum attached hereto and incorporated herein.

                           "Environmental Regulations" shall mean all Laws and
all policies and guidelines relating to the use, handling, treatment, storage, transportation or Release of Hazardous Materials or otherwise relating to the protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or industrial hygiene.

                           "Hazardous Materials" shall mean any substance,
material or waste which is now or any time in the future listed, identified or defined in or pursuant to any Law as "hazardous substances", "hazardous waste", "toxic substances", "toxic pollutant", "infectious waste" or similarly identified substances, materials or mixtures (including, without limitation, medical wastes, asbestos in any form, formaldehyde, radon, radioactive substances, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof, polychlorinated biphenyls, industrial solvents, flammables, or explosives) or which is either now or anytime in the future: (i) potentially injurious to the public health, safety or welfare or to the environment, (ii) potentially injurious to, or may impair the value or beneficial use of, the Real Property (or any improvements thereon), (iii) regulated or monitored by, or required to be remediated at the behest of, any governmental agency, or (iv) a basis for a claim or liability of any owner or operator of the Real Property to any Person under any applicable Law (including the Environmental Regulations).

                           "HIPAA" shall mean the 1996 Health Insurance
Portability and Accountability Act, including 29 U.S.C. ss.ss. 1181 through 1191c, 26 U.S.C. ss.ss. 9801 through 9806, and 26 U.S.C. ss. 4980D.

                           "Knowledge" or "knowledge", or "known" with respect
to Seller, shall mean information actually known by those persons listed on
Schedule 17.13 after due inquiry thereof.

                           "Laws" shall mean the common law and all statutes,
rules, regulations, ordinances, orders, codes, permits, licenses, policies, guidelines and agreements with or of any federal, state, local or foreign governmental or regulatory authorities (including, without limiting the generality of the foregoing, any of the same which terminates, disqualifies or otherwise adversely affects a Person's (including any Party) reimbursement or right to payment from, or participation with, any Payor, including without limitation the Stark Law (42 U.S.C. ss.ss. 1395nn and 1396b), the Medicare and Medicaid Anti-Kickback Statute (42 U.S.C. ss. 1320a-7b(b)), the False Claims Act (including 31 U.S.C. ss.ss. 3729 et. seq. and 18 U.S.C. ss.ss. 371, 666, 3013
and 3571), NRS 439B.420-430 and prohibitions against fee splitting, together with all amendments thereto) or any applicable accreditation agencies (including, but not limited to, JCAHO), and any order, writ, injunction or decree issued by any court, arbitrator or governmental agency or in connection with any judicial, administrative or other non-judicial proceeding (including, without limitation, arbitration or reference). Laws shall include those Laws now or hereafter in effect.

                           "Liens" shall mean all liens, encumbrances (including
security interests of any kind whatsoever), covenants, conditions, restrictions, easements, encroachments, rights of way, charges or other rights, options, claims or interests of any third party whatsoever.

                           "Material Adverse Effect" shall mean (a) with respect
to Seller or Buyer, a change in the business, results of operations, prospects, financial condition or liabilities thereof that is (individually or in the aggregate), or may reasonably be expected to be, material and adverse to Seller or to Buyer and its Affiliates taken as a whole, as the case may be, or (b) with respect to the Transferred Assets, a change in the value, condition or use thereof that (individually or in the aggregate) is, or may reasonably be expected to be, material and adverse to the Transferred Assets taken as a whole; provided, however, for all purposes of this Agreement, any actual or prospective change or changes resulting from changes in financial or market conditions, general economic conditions or economic, market or regulatory changes affecting the healthcare industry shall not constitute a Material Adverse Effect.

                           "Medicare Receivables" shall mean any and all
Receivables due from Medicare, Medicaid or CHAMPUS, (excluding Cost Report Receivables) or any other Receivable, the assignment of which is either prohibited by Law or by the terms of any contract with a Payor, and including all deductibles and co-insurance payments receivable from the patient or other Payor.

                           "Net Working Capital" shall mean the book value of
the Receivables Purchased Inventory (as determined pursuant to Paragraph 2.2(b)), Prepaids, and other current assets of the Hospital Business (excluding the Retained Assets), less the Accrued Operating Expenses calculated consistent with the Financial Statements and in accordance with GAAP. Net Working Capital shall exclude capital lease obligations.

                           "Nevada Transfer Law" shall mean Nevada Revised
Statutes 450.490.

                           "New Facility" shall mean that certain 75 bed general
acute care hospital to be constructed after the Closing by Buyer in Elko, Nevada, as provided in Paragraph 13.16.

                           "Payor" shall mean Medicare, Medicaid, CHAMPUS and
medically indigent assistance programs, Blue Cross, Blue Shield or any other third party payor or third party administrator (including an insurance company, a health maintenance organization, preferred provider organization, employee welfare benefit plan trust, or any other managed care organization) or any fiscal intermediary or carrier of any of the foregoing.

                           "Permitted Exceptions" shall mean such exceptions as
set forth in the preliminary title commitment, agreed to by Buyer as of the Closing.

                           "Person" shall mean any individual, partnership,
corporation, limited liability company, trust, unincorporated association, joint venture or any other legal entity of any kind whatsoever, whether for profit or not for profit, and any governmental agency.

                           "Plans" or "Plan" shall mean each plan, program or
arrangement providing for compensation, severance, fringe benefits, or other employee benefits of any kind, including an "employee benefit plan" within the meaning of Section 3(3) of ERISA and any "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, which covers employees of the Hospital Business.

                           "Proprietary Documents" shall mean any documents of
Seller not customarily used by Seller or Hospital in the ordinary course of operating the Hospital Business.

                           "Reasonable Commercial Efforts" or "Reasonable
Efforts" do not include the provision of any consideration to any third party or the suffering of any economic detriment to a Party's ongoing operations for the procurement of any consent, authorization or approval required under this Agreement except for (i) the costs of gathering and supplying data or other information or making any filings; (ii) fees and expenses of counsel and consultants; and (iii) customary fees and charges of governmental authorities and accreditation organizations.

                           "Receivables" shall mean all accounts, notes or other
amounts receivable recorded or otherwise accrued by Seller as of the Closing Date as accounts, notes or other amounts receivable from Payors, patients, physicians or any other Person (whether or not billed), arising from or in connection with the operation of the Hospital Business, including (to the extent not already included) rights to payment for services rendered through the Closing Date to Straddle Patients, but excluding Cost Report Receivables, Buyer's share of Straddle Patient Payments pursuant to Paragraph 13.6(b) or any Transferred Asset described in Paragraph 1.1(k) or (n).

                           "Related Agreements" shall mean any and all other
agreements, documents and instruments which may be entered into by and between or among the Parties under, related to or in connection with this Agreement or the transactions contemplated hereby, including, without limitation, the agreements and documents referred to herein or attached hereto as Exhibits.

                           "Release" shall mean any spilling, leaking, pumping,
pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or as otherwise defined in or pursuant to any Environmental Regulation.

                           "Tax Exempt Debt" shall mean those obligations to be
paid by Seller at Closing set forth in Schedule 9.13.

                           "Taxes" shall mean (i) all federal, state, county and
local income, franchise, sales, use, excise, property, payroll, recordation and transfer taxes, (ii) all federal, state, county and local taxes, levies, fees, assessments and surcharges (however designated, including privilege taxes, room or bed taxes and user fees) which are based on the gross receipts, net operating revenues or patient days of the Hospital Business, and (iii) any interest, penalties and additions to tax attributable to any of the foregoing.

                           (b) Table of Contents for Previously Defined Terms.
The terms listed below are defined elsewhere in this Agreement and, for ease of reference, the Paragraph containing the definition of each such term is set forth opposite such term.


               Term                                           Paragraph
               ----                                           ---------

          Accounting Firm                                        2.2(c)
          Accrued Operating Expenses                             3.1(c)
          Active Employees                                      13.9
          Advisory Board                                        13.12
          Assumed Contracts                                      3.1(a)
          Assumed Obligations                                    3.1
          Business Records                                      13.2(a)
          Buyer's Severance Program                             13.9(d)
          Buyer's Subsidiary                                    17.5(a)
          Claims                                                 3.3
          Closing                                               11
          Confidentiality Agreement                              6.2
          Contracts                                              1.1(e)
          Destruction Notice                                    13.2(c)
          Disapproved Item                                      13.7(a)
          Dispro Payments                                        1.1(m)
          Dispro Payments Amounts                                2.1
          Dispro Payments Promissory Note                        2.2(c)(iii)
          Document Retention Period                             13.2(b)
          Environmental Survey                                   8.2
          Estimated Statement                                    2.2

               Term                                           Paragraph
               ----                                           ---------

          Excluded Liabilities                                   3.2
          Excluded Receivables                                   1.2(d)
          Final Report                                           2.2(c)
          Financial Statements                                   5.3(a)
          Force Majeure                                         17.20
          GAAP                                                   2.2(a)
          Hired Employees                                       13.9(b)
          Hospital                                              A
          Hospital Business                                     A
          Hospital Records                                      13.2
          Inspection                                             8.2
          Inspection Period                                      9.3
          Insurance Policies                                     5.14
          Interim Statements                                     5.3(a)
          Internal Revenue Code                                  5.12
          Inventory                                              1.1(d)
          JCAHO                                                  5.7
          Monthly Statements                                     6.7
          Offer                                                 13.17(a)
          Offered Assets                                        13.17(a)
          Paid Time Off                                          3.1(b)
          Patient Records                                       13.2(a)
          Permits                                                5.7
          Personal Property                                      1.1(c)
          Phase I Assessment                                     8.2
          Phase II Investigation                                 8.2
          Preliminary Title Reports                              8.2
          Prepaids                                               1.1(e)
          Prior Years' Statements                                5.3(a)
          Proposed Price                                        13.17(a)
          Proposed Purchaser                                    13.17(a)
          Proposed Terms                                        13.17(a)
          Purchase Price                                         2.1
          Purchased Inventory                                    1.1(d)
          Real Property                                          1.1(a)
          Real Property Leases                                   1.1(b)
          Retained Assets                                        1.2
          Seller's Severance Program                            13.9(d)
          Straddle Patients                                     13.6(b)
          Tentative Purchase Price                               2.2
          Title Company                                          8.2
          Title Policy                                           9.7
          Title Surveys                                          8.2
          Transferred Assets                                     1.1
          Trigger Event                                         13.17(b)

                  17.14    CONSENTS NOT UNREASONABLY WITHHELD

                           Wherever the consent or approval of any Party is
required under this Agreement or any Related Agreement, such consent or approval shall not be unreasonably withheld, delayed or conditioned, unless such consent or approval is expressly stated to be at the sole and absolute discretion of such Party or is otherwise similarly qualified.

                  17.15    GOVERNING LAW; VENUE

                           This Agreement and each Related Agreement shall be
construed and enforced in accordance with the laws of the State of Nevada as applied between residents of that state entering into contracts to be performed wholly within the State of Nevada and Buyer hereby consents to jurisdiction in the State of Nevada. Venue for any action instituted with respect to this Agreement, Related Agreement or the transactions contemplated hereunder and thereunder shall lie exclusively in Elko County, Nevada or in the Northern Division of the U.S. District Court for the District of Nevada.

                  17.16    TAX AND MEDICARE EFFECT

                           Neither Party (nor such Party's counsel, accountant
or representatives) has made or is making any representations to the other Party (nor such Party's legal counsel, accountant or representatives) concerning any of the Tax or Medicare effects arising by reason of the transactions provided for in this Agreement or any Related Agreement, as each Party has obtained independent professional advice with respect thereto and upon which it has solely relied. Except as otherwise provided in this Agreement, no Party shall be liable or in any way responsible to any other Party because of any Tax or Medicare effect resulting from the transactions provided for in this Agreement or any Related Agreement, and each Party shall be responsible for the payment of any Tax or Medicare related charge or payment for which it becomes liable by reason of the consummation of the transactions provided for in this Agreement and any Related Agreement.

                  17.17    MISDIRECTED PAYMENTS, ETC.

                           Seller and Buyer covenant and agree to remit, with
reasonable promptness, to the other, any payments received, which payments are on or in respect of accounts or notes receivable owned by (or are otherwise payable to) the other. In addition, and without limitation, in the event of a determination by Medicare, other Payor or any governmental agency that payments to Seller or the Hospital resulted in an overpayment or other determination that funds previously paid by any program or plan to Seller or the Hospital must be repaid, Seller shall be responsible for repayment of said monies (or defense of such actions) if such overpayment or other repayment determination was for services rendered prior to the Closing Date and Buyer shall be responsible for repayment of said moneys (or defense of such actions) if such overpayment determined was for services rendered after the Closing Date. In the event that, following Closing, Buyer suffers any offset against reimbursement under any program of any Payor due to Buyer relating to amounts owing under any such program by Seller or any affiliate of Seller, Buyer shall promptly notify Seller hereof and Seller shall upon written demand from Buyer within ten (10) Business Days pay to Buyer the amounts so offset.





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



                  17.18    ADDITIONAL ASSURANCES

                           The provisions of this Agreement shall be
self-operative and shall not require further agreement by the Parties except as may be herein specifically provided to the contrary; provided, however, at the request of either Party, the other Party shall execute such additional instruments and take such additional acts as are reasonably necessary to effectuate this Agreement as provided in Paragraph 13.1.

                  17.19    PUBLIC ANNOUNCEMENTS

                           Neither of the Parties, except as required by Law or
governmental entity, shall issue any press release or other public announcement related to this Agreement or the transactions contemplated hereby, without having first obtained the approval of the other Party.

                  17.20    FORCE MAJEURE

                           Neither Buyer nor Seller shall be deemed in default
under this Agreement or any Related Agreement if failure to perform is due to Force Majeure as defined herein. Causes for delay due to Force Majeure shall excuse performance only during their existence and for such time as reasonably necessary to recover from such cause or delay. If a party claims any such excuse for failure or delay, it shall give the other party written notice of the existence of such cause promptly after the occurrence thereof. The term "Force Majeure" as used herein shall mean an act of God, strike, lockout, act of public enemy, war, blockade, civil unrest, earthquake, fire, flood, act of federal, state or local government (other than enforcement of laws), or other similar event, which in any case is outside the reasonable control of the party claiming to be affected and is not a change in market or economic conditions.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

                               Buyer:

                               PROVINCE HEALTHCARE COMPANY


                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                      ------------------------------------------

                               Seller:

                               BOARD OF ELKO COUNTY COMMISSIONERS


                               By:
                                   ---------------------------------------------



                               ATTEST:



                               -------------------------------------------------







                                       53